CWABS Asset-Backed Certificates Trust 2006-24

Issuing Entity

Final Term Sheet

$1,305,024,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED DECEMBER 28, 2006
Distributions payable monthly beginning January 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$ 423,724,000	100.00000%	0.10417%	99.89583%	M-4	$ 21,504,000	100.00000%	0.95833%	99.04167%
2-A-1	$ 311,010,000	100.00000%	0.05250%	99.94750%	M-5	$ 20,832,000	100.00000%	1.41667%	98.58333%
2-A-2	$ 82,419,000	100.00000%	0.10417%	99.89583%	M-6	$ 14,784,000	100.00000%	1.62500%	98.37500%
2-A-3	$ 208,556,000	100.00000%	0.10417%	99.89583%	M-7	$ 15,456,000	100.00000%	1.66667%	98.33333%
2-A-4	$ 73,683,000	100.00000%	0.15583%	99.84417%	M-8	$ 9,408,000	100.00000%	1.87500%	98.12500%
M-1	$ 50,400,000	100.00000%	0.41667%	99.58333%	M-9	$ 7,392,000	96.49184%	2.00000%	94.49184%
M-2	$ 42,336,000	100.00000%	0.52500%	99.47500%	A-R	$ 100	(3)	(3)	(3)
M-3	$ 23,520,000	100.00000%	0.58333%	99.41667%

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,320,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-24, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

On the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of December 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about December 29, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) February 12, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the March 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of December 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,343,999,006.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$517,999,299
Weighted Average Mortgage Rate	8.213%
Range of Mortgage Rates	5.500% to 13.900%
Average Current Principal Balance	$169,281
Range of Current Principal Balances	$40,000 to $582,250
Weighted Average Original Loan-to-Value Ratio	81.45%
Weighted Average Original Term to Maturity	381 months
Weighted Average Credit Bureau Risk Score	601 points
Weighted Average Remaining Term to Stated Maturity	380 months
Weighted Average Gross Margin*	6.539%
Weighted Average Maximum Mortgage Rate*	14.991%
Weighted Average Minimum Mortgage Rate*	8.136%
Percentage Originated under Full Doc Program	68.73%
Geographic Concentrations in excess of 10%:
California	13.55%
Florida	11.20%
______________
* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$825,999,707
Weighted Average Mortgage Rate	8.156%
Range of Mortgage Rates	3.500% to 13.000%
Average Current Principal Balance	$222,701
Range of Current Principal Balances	$31,983 to $1,078,922
Weighted Average Original Loan-to-Value Ratio	79.25%
Weighted Average Original Term to Maturity	378 months
Weighted Average Credit Bureau Risk Score	622 points
Weighted Average Remaining Term to Stated Maturity	378 months
Weighted Average Gross Margin*	6.016%
Weighted Average Maximum Mortgage Rate*	14.871%
Weighted Average Minimum Mortgage Rate*	7.567%
Percentage Originated under Full Doc Program	50.33%
Geographic Concentrations in excess of 10%:
California	26.69%
Florida	14.33%
______________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$ 423,724,000	Senior/Adjustable Rate	July 2035	Aaa	AAA
2-A-1	$ 311,010,000	Senior/Adjustable Rate	November 2028	Aaa	AAA
2-A-2	$ 82,419,000	Senior/Adjustable Rate	March 2030	Aaa	AAA
2-A-3	$ 208,556,000	Senior/Adjustable Rate	April 2034	Aaa	AAA
2-A-4	$ 73,683,000	Senior/Adjustable Rate	July 2035	Aaa	AAA
M-1	$ 50,400,000	Subordinate/Adjustable Rate	December 2035	Aa1	AA+
M-2	$ 42,336,000	Subordinate/Adjustable Rate	June 2036	Aa2	AA
M-3	$ 23,520,000	Subordinate/Adjustable Rate	August 2036	Aa3	AA-
M-4	$ 21,504,000	Subordinate/Adjustable Rate	November 2036	A1	A+
M-5	$ 20,832,000	Subordinate/Adjustable Rate	December 2036	A2	A
M-6	$ 14,784,000	Subordinate/Adjustable Rate	January 2037	A3	A-
M-7	$ 15,456,000	Subordinate/Adjustable Rate	March 2037	Baa1	BBB+
M-8	$ 9,408,000	Subordinate/Adjustable Rate	March 2037	Baa2	BBB
M-9	$ 7,392,000	Subordinate/Adjustable Rate	May 2037	Baa3	BBB-
A-R	$ 100	Senior/REMIC Residual	January 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$ 15,456,000	Subordinate/Adjustable Rate	June 2037	Ba1	BB+
P	$ 100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R

(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.120% (1)	LIBOR + 0.240% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.150% (1)	LIBOR + 0.300% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.250% (1)	LIBOR + 0.375% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.280% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.380% (1)	LIBOR + 0.570% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.400% (1)	LIBOR + 0.600% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.470% (1)	LIBOR + 0.705% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.950% (1)	LIBOR + 1.425% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.600% (1)	LIBOR + 2.400% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.850% (1)	LIBOR + 2.775% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 1.850%(1)	LIBOR + 2.775% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on January 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the March 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in January 2017 and ending on the distribution date in December 2036, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in December 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the January 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 63.60% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the order described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

•
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 21.50% and 18.68% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 9.91% and 10.04% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Republic Mortgage Insurance Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 11.59% and 8.64% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 16.55% and 13.04% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $23,520,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.20% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement

Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from Mortgage Guaranty Insurance Corporation and one from Republic Mortgage Insurance Company, respectively (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 21.50% and 18.68% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 16.55% and 13.04% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation or “MGIC” (the “MGIC Mortgage Insurance Policy”) will cover approximately 9.91% and 10.04% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 5.66% and 4.67% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

RMIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Republic Mortgage Insurance Company or “RMIC” (the “RMIC Mortgage Insurance Policy”) will cover approximately 11.59% and 8.64% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the RMIC Mortgage Insurance Policy constitute approximately 10.89% and 8.37% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The maximum amount of coverage under the RMIC Mortgage Insurance Policy for each Covered Mortgage Loan covered under that policy is equal to the lesser of:

(i) the actual loss,

(ii)  $250,000 and

(iii)  the product of (x) the specified coverage amount and (y) the claim amount (as defined below) of that Covered Mortgage Loan.

For purposes of the RMIC Mortgage Insurance Policy, claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related Mortgaged Property, subject to conditions, exceptions and exclusions.

The RMIC Mortgage Insurance Policy does not cover Mortgage Loans having Loan-to-Value Ratios of less than or equal to 60% or greater than 100% (determined based on (i) the Mortgaged Property value used by the originator to compute the original Loan-to-Value Ratio of the related Mortgage Loan and (ii) the principal balance of the related mortgage as of the date of the data file upon which RMIC bid to provide a RMIC Mortgage Insurance Policy relating to the Covered Mortgage Loans). In addition, in order for a Covered Mortgage Loan covered by the RMIC Mortgage Insurance Policy to be eligible for coverage under the RMIC Mortgage Insurance Policy the loan must not be more than 30 days past due as of the Cut-off Date, and housing payments may not have been (i) 30 days delinquent on more than four occasions and 60 days delinquent on any occasion in the last 12 months preceding the Cut-Off Date, or (ii) 30 days delinquent on more than two occasions and 60 days delinquent on more than one occasion in the last 12 months preceding the Cut-off Date. Rolling lates are acceptable (maximum six consecutive months rolling lates equals one 30-day late). A borrower must also have a minimum 24 months since consummation of foreclosure proceedings and a minimum 18 months since bankruptcy discharge, in each case as of the Cut-Off Date. An existing mortgage may be no more than 30 days late at funding.

Pursuant to the terms of the RMIC Mortgage Insurance Policy, losses on the Covered Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of RMIC:

(i)  if the related Mortgaged Property has been foreclosed upon by the Master Servicer on behalf of the Trust Fund, RMIC may acquire the related Mortgaged Property for the claim amount (as defined below);

(ii)  if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by RMIC), then RMIC will pay to the Trust Fund the lesser of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount and the claim amount; or

(iii)  if the related Mortgaged Property had been foreclosed upon by the Master Servicer and either RMIC elects not to acquire the property or an acceptable sale to a third party is not available at such time, then RMIC will pay to the Master Servicer an amount equal to the least of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount and the claim amount.

For the purposes of the RMIC Mortgage Insurance Policy, the claim amount is equal to:

(i)  the outstanding scheduled principal balance of the related Mortgage Loan; plus

(ii)  accrued and unpaid interest due on the Mortgage Loan computed at the mortgage interest rate through the date that the related claim was filed with RMIC, but excluding applicable late charges, penalty interest, and other changes to the interest rate by reason of the default; plus

(iii)  certain expenses after delinquency paid by the insured (such as hazard insurance premiums, taxes, maintenance expenses, attorneys’ fees and other foreclosure costs); minus

(iv)  certain amounts received or held by the insured (such as rental income and escrow deposits).

Under the RMIC Mortgage Insurance Policy, the Master Servicer is required to perform certain actions as a condition to eventually making a claim for payment. For example, the Master Servicer is required to submit to RMIC written notice (i) within 45 days with regard to a Mortgage Loan that becomes 45 days delinquent if it occurs when the first payment is due under the Mortgage Loan, or (ii) within ten days of the earlier to occur of either (A) the date when the Mortgage Loan becomes four months delinquent, or (B) the date when legal or administrative actions have been commenced. In addition, the Master Servicer is required to provide monthly reports regarding the delinquency of any Mortgage Loans covered under the RMIC Mortgage Insurance Policy. The Master Servicer must make certain advances for the protection and preservation of the related Mortgaged Property. Furthermore, with respect to any Mortgage Loan covered under the RMIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of RMIC in connection with any:

(i)  modification by the Master Servicer of the terms of the related Mortgage Loan;

(ii)  assumption by a new borrower;

(iii)  acceptance of a deed in lieu of foreclosure; or

(iv)  sale of the underlying Mortgaged Property.

The Master Servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the RMIC Mortgage Insurance Policy. When a Mortgage Loan becomes materially delinquent (in any event no later than when the Mortgage Loan becomes six months delinquent) and satisfactory arrangements to bring the Mortgage Loan current are not made, the Master Servicer must initiate foreclosure proceedings. The Master Servicer is required to file a claim with RMIC no later than 60 days after acquiring marketable title to the Mortgaged Property. If the Master Servicer is not required to have title to the Mortgaged Property to file a claim for a reason described in the RMIC Mortgage Insurance Policy, then the claim must be filed (i) within 60 days after the property is conveyed in a pre-foreclosure sale, at the foreclosure sale or by exercise of the rights of redemption, or (ii) at a time otherwise directed by RMIC and communicated to the Master Servicer.

Subject to the conditions and exclusions of the RMIC Mortgage Insurance Policy, RMIC is required to process and pay a claim within 60 days after a fully completed claim has been submitted to RMIC. If a claim filed by the Master Servicer is incomplete, then RMIC may notify the Master Servicer within 20 days of receipt of the related claim. RMIC will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the Master Servicer of the missing or incomplete information. If the Master Servicer fails to file a fully completed claim with RMIC within 180 days after the filing of the claim (or such longer period as RMIC may allow), the insured will no longer be entitled to payment of a loss under the RMIC Mortgage Insurance Policy.

The failure by the Master Servicer to perform any actions that are a condition for payment of a claim may result either in such claim being excluded from coverage under the RMIC Mortgage Insurance Policy or in the amount of such claim being reduced. In addition, RMIC will not be liable for, and the RMIC Mortgage Insurance Policy will not cover, any claim relating to losses from physical damage or environmental conditions affecting the Mortgaged Property, fraud or misrepresentation by or on behalf of the Trust Fund in obtaining the RMIC Mortgage Insurance Policy, failure of the mortgage to provide the lender with a first priority lien on the related property at origination of the mortgage loan, losses from the Master Servicer’s negligence or release of the borrower from any portion of its payment obligations, non-compliance with the RMIC Mortgage Insurance Policy and certain other types of losses described in the RMIC Mortgage Insurance Policy. Claim payments under the RMIC Mortgage Insurance Policy will be made to the Master Servicer.

The Master Servicer will cause to be paid from interest collections the premium payable to RMIC for coverage of each insured Mortgage Loan (and any West Virginia, Kentucky or other applicable state taxes relating to such premium). These premiums are calculated as an annual percentage of the Stated Principal Balance of each Covered Mortgage Loan insured under the RMIC Mortgage Insurance Policy.

This description of the RMIC Mortgage Insurance Policy is only a brief summary of the policy and does not purport to be complete with respect to any non-uniform amendment thereto required by a particular jurisdiction. For a more complete description of the provisions, time, and conditions of the RMIC Mortgage Insurance Policy, prospective investors in the Certificates are encouraged to review such policy, copies of which are available upon request from the Trustee.

Neither Old Republic International Corporation nor any of its affiliates has guaranteed or agreed to assume the obligations of RMIC under the RMIC Mortgage Insurance Policy. Other than the information in this section entitled “Republic Mortgage Insurance Company and Its Mortgage Insurance Policy” furnished by RMIC, neither RMIC nor any of its affiliates has independently verified any other information in this free writing prospectus or the prospectus. In addition, neither RMIC nor any of its affiliates makes any representations regarding the Certificates or the advisability of investing in the Certificates.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (each of which other Mortgage Loans is a Hybrid Mortgage Loan) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date.

The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4713% per annum before the respective initial Adjustment Dates (if any) and is 0.4856% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-24 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in January 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) the allocable portion of any Seller Shortfall Interest Requirement, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.150% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.529% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.120%	0.240%
Class 2-A-3	0.150%	0.300%
Class 2-A-4	0.220%	0.440%
Class M-1	0.250%	0.375%
Class M-2	0.280%	0.420%
Class M-3	0.330%	0.495%
Class M-4	0.380%	0.570%

Class M-5	0.400%	0.600%
Class M-6	0.470%	0.705%
Class M-7	0.950%	1.425%
Class M-8	1.600%	2.400%
Class M-9	1.850%	2.775%
Class B	1.850%	2.775%

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of January 2007, February 2007 and March 2007 means the sum of:

(a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b) the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 63.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 63.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 63.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 80.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

January 2009 — December 2009	1.20% with respect to January 2009, plus an additional 1/12th of 1.55% for each month thereafter through December 2009
January 2010 — December 2010	2.75% with respect to January 2010, plus an additional 1/12th of 1.60% for each month thereafter through December 2010
January 2011 — December 2011	4.35% with respect to January 2011, plus an additional 1/12th of 1.30% for each month thereafter through December 2011
January 2012 — December 2012	5.65% with respect to January 2012, plus an additional 1/12th of 0.75% for each month thereafter through December 2012
January 2013 — December 2013	6.40%with respect to January 2013, plus an additional 1/12th of 0.05% for each month thereafter through December 2013
January 2014 and thereafter	6.45%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	42.10%
M-1	53.03%
M-2	67.81%
M-3	80.23%
M-4	96.38%
M-5	119.72%
M-6	144.57%
M-7	184.63%
M-8	222.09%
M-9	264.21%
B	437.84%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in January 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	14.45%	28.90%
Class M-2	11.30%	22.60%
Class M-3	9.55%	19.10%
Class M-4	7.95%	15.90%
Class M-5	6.40%	12.80%
Class M-6	5.30%	10.60%
Class M-7	4.15%	8.30%
Class M-8	3.45%	6.90%
Class M-9	2.90%	5.80%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 63.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of January 2007, February 2007 and March 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract

Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:
Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly
Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly
Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time
Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as described under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4713% per annum before the respective initial Adjustment Dates (if any) and is 0.4856% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.150% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.529% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(C) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(D) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $23,520,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(D), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Deutsche Bank AG, New York Branch (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”).

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.00% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
January 2007	1,309,968,849
February 2007	1,298,617,766
March 2007	1,285,763,584
April 2007	1,271,420,024
May 2007	1,255,606,461
June 2007	1,238,347,950
July 2007	1,219,669,969
August 2007	1,200,092,785
September 2007	1,179,182,298
October 2007	1,156,986,101
November 2007	1,133,728,682
December 2007	1,109,845,208
January 2008	976,237,052
February 2008	952,844,788
March 2008	928,549,941
April 2008	903,422,900
May 2008	877,537,524
June 2008	850,970,791
July 2008	823,804,455
August 2008	797,573,294
September 2008	772,256,135
October 2008	747,823,128
November 2008	724,245,426
December 2008	701,495,149
January 2009	553,957,641
February 2009	525,582,237
March 2009	498,874,115
April 2009	473,736,086
May 2009	450,076,843
June 2009	427,810,597
July 2009	414,016,800
August 2009	400,744,985
September 2009	387,977,867
October 2009	375,698,769
November 2009	363,891,586
December 2009	352,540,774
January 2010	144,512,987
February 2010	141,766,497
March 2010	139,598,705
April 2010	137,519,967
May 2010	135,109,977
June 2010	132,804,541
July 2010	130,487,500
August 2010	128,262,892
September 2010	126,027,350
October 2010	123,874,040
November 2010	121,894,039
December 2010	119,821,700
January 2011	117,944,473
February 2011	115,940,856
March 2011	114,327,569
April 2011	112,754,772
May 2011	110,907,045
June 2011	109,153,279
July 2011	107,419,049
August 2011	105,780,953
September 2011	104,151,695
October 2011	102,616,542
November 2011	101,112,318
December 2011	98,798,505
January 2012	96,718,995
February 2012	94,671,144
March 2012	93,150,567
April 2012	91,786,920
May 2012	90,049,844
June 2012	88,437,088
July 2012	86,917,509
August 2012	85,473,197
September 2012	84,019,444
October 2012	82,620,385
November 2012	81,334,124
December 2012	79,976,333

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under

“—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in January 2017 up to and including the Distribution Date in December 2036, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in January 2017 up to and including the Distribution Date in December 2036 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
January 2017	43,103,573
February 2017	42,507,969
March 2017	41,920,454
April 2017	41,340,919
May 2017	40,769,255
June 2017	40,205,357
July 2017	39,649,121
August 2017	39,100,441
September 2017	38,559,217
October 2017	38,025,347
November 2017	37,498,733
December 2017	36,979,276
January 2018	36,466,879
February 2018	35,961,448
March 2018	35,462,887
April 2018	34,971,105
May 2018	34,486,010
June 2018	34,007,511
July 2018	33,535,520
August 2018	33,069,947
September 2018	32,610,707
October 2018	32,157,715
November 2018	31,710,885
December 2018	31,270,134
January 2019	30,835,381
February 2019	30,406,543
March 2019	29,983,542
April 2019	29,566,298
May 2019	29,154,734
June 2019	28,748,772
July 2019	28,348,338
August 2019	27,953,356
September 2019	27,563,752
October 2019	27,179,455
November 2019	26,800,391
December 2019	26,426,491
January 2020	26,057,685
February 2020	25,693,903
March 2020	25,335,079
April 2020	24,981,144
May 2020	24,632,032
June 2020	24,287,680
July 2020	23,948,021
August 2020	23,612,993
September 2020	23,282,533
October 2020	22,956,580
November 2020	22,635,071
December 2020	22,317,948
January 2021	22,005,151
February 2021	21,696,621
March 2021	21,392,301
April 2021	21,092,133
May 2021	20,796,062
June 2021	20,504,033
July 2021	20,215,989
August 2021	19,931,878
September 2021	19,651,646
October 2021	19,375,242
November 2021	19,102,612
December 2021	18,833,706
January 2022	18,568,474
February 2022	18,306,865
March 2022	18,048,831
April 2022	17,794,324
May 2022	17,543,296
June 2022	17,295,698
July 2022	17,051,487
August 2022	16,810,614
September 2022	16,573,036
October 2022	16,338,707
November 2022	16,107,583
December 2022	15,879,622
January 2023	15,654,780
February 2023	15,433,015
March 2023	15,214,285
April 2023	14,998,550
May 2023	14,785,769
June 2023	14,575,901
July 2023	14,368,907
August 2023	14,164,749
September 2023	13,963,388
October 2023	13,764,786
November 2023	13,568,905
December 2023	13,375,709
January 2024	13,185,162
February 2024	12,997,227
March 2024	12,811,870
April 2024	12,629,054
May 2024	12,448,746
June 2024	12,270,912
July 2024	12,095,519
August 2024	11,922,532
September 2024	11,751,920
October 2024	11,583,650
November 2024	11,417,691
December 2024	11,254,011
January 2025	11,092,580
February 2025	10,933,366
March 2025	10,776,340
April 2025	10,621,473
May 2025	10,468,734
June 2025	10,318,095
July 2025	10,169,528
August 2025	10,023,004
September 2025	9,878,496
October 2025	9,735,976
November 2025	9,595,417
December 2025	9,456,793
January 2026	9,320,078
February 2026	9,185,245
March 2026	9,052,270
April 2026	8,921,126
May 2026	8,791,789
June 2026	8,664,235
July 2026	8,538,439
August 2026	8,414,377
September 2026	8,292,027
October 2026	8,171,363
November 2026	8,052,365
December 2026	7,935,008
January 2027	7,819,272
February 2027	7,705,133
March 2027	7,592,570
April 2027	7,481,562
May 2027	7,372,088
June 2027	7,264,126
July 2027	7,157,657
August 2027	7,052,659
September 2027	6,949,114
October 2027	6,847,000
November 2027	6,746,299
December 2027	6,646,992
January 2028	6,549,059
February 2028	6,452,482
March 2028	6,357,243
April 2028	6,263,323
May 2028	6,170,704
June 2028	6,079,369
July 2028	5,989,299
August 2028	5,900,479
September 2028	5,812,891
October 2028	5,726,518
November 2028	5,641,344
December 2028	5,557,352
January 2029	5,474,526
February 2029	5,392,851
March 2029	5,312,310
April 2029	5,232,889
May 2029	5,154,572
June 2029	5,077,343
July 2029	5,001,189
August 2029	4,926,095
September 2029	4,852,045
October 2029	4,779,027
November 2029	4,707,025
December 2029	4,636,027
January 2030	4,566,018
February 2030	4,496,984
March 2030	4,428,913
April 2030	4,361,792
May 2030	4,295,607
June 2030	4,230,346
July 2030	4,165,996
August 2030	4,102,545
September 2030	4,039,980
October 2030	3,978,290
November 2030	3,917,462
December 2030	3,857,485
January 2031	3,798,347
February 2031	3,740,036
March 2031	3,682,542
April 2031	3,625,853
May 2031	3,569,959
June 2031	3,514,847
July 2031	3,460,509
August 2031	3,406,932
September 2031	3,354,108
October 2031	3,302,024
November 2031	3,250,673
December 2031	3,200,042

Month of Distribution Date	40-Year Target ($)
January 2032	3,150,123
February 2032	3,100,906
March 2032	3,052,381
April 2032	3,004,538
May 2032	2,957,369
June 2032	2,910,865
July 2032	2,865,015
August 2032	2,819,812
September 2032	2,775,246
October 2032	2,731,308
November 2032	2,687,991
December 2032	2,645,285
January 2033	2,603,182
February 2033	2,561,674
March 2033	2,520,753
April 2033	2,480,410
May 2033	2,440,639
June 2033	2,401,430
July 2033	2,362,777
August 2033	2,324,671
September 2033	2,287,106
October 2033	2,250,073
November 2033	2,213,566
December 2033	2,177,577
January 2034	2,142,099
February 2034	2,107,125
March 2034	2,072,649
April 2034	2,038,663
May 2034	2,005,161
June 2034	1,972,136
July 2034	1,939,581
August 2034	1,907,490
September 2034	1,875,858
October 2034	1,844,676
November 2034	1,813,940
December 2034	1,783,643
January 2035	1,753,779
February 2035	1,724,342
March 2035	1,695,326
April 2035	1,666,726
May 2035	1,638,536
June 2035	1,610,749
July 2035	1,583,362
August 2035	1,556,367
September 2035	1,529,760
October 2035	1,503,536
November 2035	1,477,688
December 2035	1,452,213
January 2036	1,427,104
February 2036	1,402,357
March 2036	1,377,967
April 2036	1,353,928
May 2036	1,330,237
June 2036	1,306,888
July 2036	1,283,876
August 2036	1,261,197
September 2036	1,238,846
October 2036	1,216,820
November 2036	1,195,112
December 2036	1,173,719

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in January 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $23,773,420.

On each Distribution Date beginning on the Distribution Date in January 2027 up to and including the Distribution Date in December 2036, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in December 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	12	$3,618,556	0.70%	$301,546	7.394%	359.60	562	79.8%
2/28 6-month LIBOR	1,211	178,645,882	34.49	147,519	8.486	359.52	595	83.7
2/38 6-month LIBOR	378	77,716,025	15.00	205,598	8.136	479.51	582	81.8
2/28 6-month LIBOR - 60-month Interest Only	458	94,597,873	18.26	206,546	7.631	359.50	623	82.6
2/28 6-month LIBOR - 40/30-Year Balloon	26	5,630,977	1.09	216,576	8.092	359.27	584	80.2
3/27 6-month LIBOR	87	13,009,147	2.51	149,530	8.565	359.31	602	83.9
3/37 6-month LIBOR	12	2,492,268	0.48	207,689	7.332	479.46	576	76.1
3/27 6-month LIBOR - 60-month Interest Only	37	8,432,220	1.63	227,898	7.135	359.35	637	79.7
3/27 6-month LIBOR - 40/30-Year Balloon	2	304,714	0.06	152,357	9.012	359.40	578	91.0
5/25 6-month LIBOR	17	3,085,150	0.60	181,479	7.877	359.44	619	83.4
5/35 6-month LIBOR	7	1,723,961	0.33	246,280	7.512	479.23	598	77.9
5/25 6-month LIBOR - 120-month Interest Only	18	5,386,648	1.04	299,258	7.120	359.73	645	80.5
10-Year Fixed	1	163,644	0.03	163,644	8.875	119.00	680	70.0
15-Year Fixed	24	2,654,774	0.51	110,616	8.337	179.15	591	68.6
15-Year Fixed - Credit Comeback	3	276,065	0.05	92,022	10.623	179.22	597	85.6
20-Year Fixed	14	1,687,169	0.33	120,512	8.224	239.64	613	78.8
25-Year Fixed	8	991,799	0.19	123,975	9.095	299.52	584	84.2
30-Year Fixed	554	83,684,405	16.16	151,055	8.458	359.40	600	77.3
30-Year Fixed - Credit Comeback	60	8,483,654	1.64	141,394	9.093	359.38	588	76.7
40-Year Fixed	76	14,395,268	2.78	189,411	8.389	478.91	589	77.5
40-Year Fixed - Credit Comeback	3	578,083	0.11	192,694	9.210	479.00	539	79.2
30-Year Fixed - 60-month Interest Only	40	8,282,487	1.60	207,062	7.901	359.53	644	80.9
30/15-Year Fixed Balloon	2	105,664	0.02	52,832	9.809	178.00	514	42.2
40/30-Year Fixed Balloon	10	2,052,865	0.40	205,286	8.268	359.39	612	72.0
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,868	$312,711,168	60.37%	$167,404	8.145%	359.50	606	83.1%
ARM 480	397	81,932,254	15.82	206,378	8.099	479.50	582	81.5
Fixed 120	1	163,644	0.03	163,644	8.875	119.00	680	70.0
Fixed 180	29	3,036,503	0.59	104,707	8.596	179.12	589	69.3
Fixed 240	14	1,687,169	0.33	120,512	8.224	239.64	613	78.8
Fixed 300	8	991,799	0.19	123,975	9.095	299.52	584	84.2
Fixed 360	664	102,503,411	19.79	154,373	8.462	359.41	602	77.4
Fixed 480	79	14,973,351	2.89	189,536	8.421	478.91	587	77.5
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	17	$829,682	0.16%	$48,805	10.467%	337.64	585	67.6%
$50,000.01 - $75,000.00	294	18,911,195	3.65	64,324	9.733	359.87	597	82.0
$75,000.01 - $100,000.00	418	37,038,381	7.15	88,609	8.995	364.26	596	83.1
$100,000.01 - $150,000.00	881	109,489,590	21.14	124,279	8.594	373.43	601	82.2
$150,000.01 - $200,000.00	614	106,975,514	20.65	174,227	8.251	378.46	600	81.9
$200,000.01 - $250,000.00	304	68,055,696	13.14	223,867	7.996	387.15	598	81.3
$250,000.01 - $300,000.00	185	50,637,219	9.78	273,715	7.948	388.44	598	81.4
$300,000.01 - $350,000.00	147	47,794,089	9.23	325,130	7.515	386.71	605	79.1
$350,000.01 - $400,000.00	146	55,147,069	10.65	377,720	7.665	388.26	610	80.8
$400,000.01 - $450,000.00	44	18,076,209	3.49	410,823	7.563	397.57	596	80.2
$450,000.01 - $500,000.00	6	2,840,036	0.55	473,339	7.622	378.86	585	77.1
$500,000.01 - $550,000.00	2	1,062,370	0.21	531,185	8.683	420.47	611	84.4
$550,000.01 - $600,000.00	2	1,142,250	0.22	571,125	7.740	360.00	670	82.5
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	38	$3,771,464	0.73%	$99,249	9.037%	361.25	599	86.9%
Alaska	16	2,575,791	0.50	160,987	9.627	366.21	607	79.8
Arizona	125	23,059,670	4.45	184,477	7.792	391.56	611	81.6
Arkansas	13	1,600,128	0.31	123,087	9.203	382.69	579	86.0
California	242	70,183,495	13.55	290,014	7.298	394.63	599	76.8
Colorado	65	10,913,434	2.11	167,899	8.424	374.71	609	85.7
Connecticut	60	11,892,613	2.30	198,210	8.418	406.08	606	83.7
Delaware	5	573,708	0.11	114,742	8.468	343.48	628	71.8
District of Columbia	8	1,994,015	0.38	249,252	7.966	359.70	595	71.4
Florida	326	58,013,342	11.20	177,955	8.046	379.78	604	79.2
Georgia	174	24,972,421	4.82	143,520	8.797	372.86	606	85.6
Hawaii	9	4,049,262	0.78	449,918	7.854	383.32	616	82.2
Idaho	27	4,665,330	0.90	172,790	8.580	384.13	598	84.8
Illinois	119	21,417,035	4.13	179,975	8.625	382.85	604	84.6
Indiana	56	6,207,763	1.20	110,853	8.777	365.12	596	84.6
Iowa	18	1,620,610	0.31	90,034	9.565	384.75	607	86.4
Kansas	27	3,229,564	0.62	119,613	8.590	365.78	611	85.9
Kentucky	39	4,098,654	0.79	105,094	8.799	368.62	597	86.4
Louisiana	21	2,070,461	0.40	98,593	9.167	365.57	568	80.9
Maine	9	1,241,093	0.24	137,899	8.433	376.43	603	82.4
Maryland	87	19,276,287	3.72	221,567	7.941	378.53	607	80.7
Massachusetts	44	10,127,250	1.96	230,165	7.942	377.88	589	77.9
Michigan	103	11,545,681	2.23	112,094	9.115	363.08	597	86.1
Minnesota	62	11,754,589	2.27	189,590	8.429	383.89	602	84.1
Mississippi	16	1,473,958	0.28	92,122	9.047	352.79	591	85.6
Missouri	65	6,944,124	1.34	106,833	8.626	378.94	599	85.2
Montana	9	1,673,172	0.32	185,908	8.502	359.86	600	81.4
Nebraska	7	681,659	0.13	97,380	8.974	382.69	594	90.5
Nevada	31	6,049,151	1.17	195,134	7.920	371.74	611	83.9
New Hampshire	13	2,546,598	0.49	195,892	8.168	368.68	580	80.7
New Jersey	82	19,735,281	3.81	240,674	8.105	385.88	600	77.0
New Mexico	30	4,838,832	0.93	161,294	8.402	382.20	597	84.4
New York	111	28,298,312	5.46	254,940	7.952	384.40	588	76.2
North Carolina	81	10,636,704	2.05	131,317	8.866	375.96	603	86.0
North Dakota	1	79,600	0.02	79,600	8.850	360.00	602	80.0
Ohio	64	6,179,804	1.19	96,559	9.050	369.37	597	84.9
Oklahoma	27	2,662,357	0.51	98,606	8.769	354.11	603	87.8
Oregon	46	8,081,738	1.56	175,690	7.887	388.67	612	83.3
Pennsylvania	75	10,574,826	2.04	140,998	8.470	376.02	598	85.7
Rhode Island	8	1,499,192	0.29	187,399	7.312	379.91	589	72.4
South Carolina	31	3,442,347	0.66	111,043	9.136	379.39	586	82.5
South Dakota	4	408,316	0.08	102,079	9.010	390.38	590	89.4
Tennessee	70	7,368,895	1.42	105,270	8.896	361.89	612	87.2
Texas	309	34,116,706	6.59	110,410	8.775	357.21	598	83.2
Utah	41	6,941,772	1.34	169,312	8.163	378.45	604	83.1
Vermont	1	71,000	0.01	71,000	9.000	360.00	541	71.0
Virginia	89	16,154,265	3.12	181,509	8.057	385.84	590	80.3
Washington	79	15,969,589	3.08	202,147	7.841	395.86	601	82.1
West Virginia	12	1,460,157	0.28	121,680	8.780	345.77	578	82.2
Wisconsin	49	6,868,908	1.33	140,182	8.795	380.68	612	85.4
Wyoming	16	2,388,375	0.46	149,273	8.287	356.80	587	79.1
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	45	$4,887,333	0.94%	$108,607	8.620%	342.98	580	36.6%
50.01 - 55.00	16	2,911,817	0.56	181,989	7.550	392.66	569	52.0
55.01 - 60.00	61	11,312,752	2.18	185,455	7.253	386.78	580	58.0
60.01 - 65.00	90	19,006,468	3.67	211,183	7.370	381.85	586	63.3
65.01 - 70.00	144	27,389,578	5.29	190,205	7.704	382.50	589	68.5
70.01 - 75.00	252	51,831,163	10.01	205,679	7.876	382.61	583	73.8
75.01 - 80.00	1,075	168,316,344	32.49	156,573	8.039	377.30	607	79.5
80.01 - 85.00	388	71,478,178	13.80	184,222	8.193	388.19	594	84.4
85.01 - 90.00	516	91,858,011	17.73	178,019	8.453	379.91	607	89.6
90.01 - 95.00	296	46,513,736	8.98	157,141	9.092	379.02	607	94.7
95.01 - 100.00	177	22,493,918	4.34	127,084	9.381	375.25	617	99.9
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	44	$4,831,624	0.93%	$109,810	8.607%	344.88	581	36.5%
50.01 - 55.00	16	2,911,817	0.56	181,989	7.550	392.66	569	52.0
55.01 - 60.00	61	11,312,752	2.18	185,455	7.253	386.78	580	58.0
60.01 - 65.00	90	19,006,468	3.67	211,183	7.370	381.85	586	63.3
65.01 - 70.00	143	27,292,678	5.27	190,858	7.702	382.58	589	68.5
70.01 - 75.00	227	47,810,197	9.23	210,618	7.904	383.02	580	73.8
75.01 - 80.00	552	97,221,170	18.77	176,125	8.070	381.50	587	79.2
80.01 - 85.00	381	70,533,880	13.62	185,128	8.189	388.57	593	84.3
85.01 - 90.00	519	92,659,385	17.89	178,534	8.453	379.67	607	89.4
90.01 - 95.00	308	48,105,430	9.29	156,186	9.058	378.37	608	94.3
95.01 - 100.00	719	96,313,898	18.59	133,955	8.302	372.80	631	84.5
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	5	$1,732,532	0.33%	$346,506	5.500%	434.48	629	72.8%
5.501 - 6.000	19	4,863,701	0.94	255,984	5.877	377.96	624	70.0
6.001 - 6.500	106	27,992,437	5.40	264,080	6.352	379.50	616	75.2
6.501 - 7.000	265	59,898,180	11.56	226,031	6.818	379.23	615	77.3
7.001 - 7.500	351	73,266,417	14.14	208,736	7.320	378.17	615	78.7
7.501 - 8.000	451	81,096,108	15.66	179,814	7.823	385.13	605	80.5
8.001 - 8.500	434	72,059,071	13.91	166,035	8.313	380.17	602	81.9
8.501 - 9.000	495	76,960,887	14.86	155,477	8.792	381.57	593	83.4
9.001 - 9.500	345	51,152,905	9.88	148,269	9.294	381.27	584	85.8
9.501 - 10.000	241	33,196,695	6.41	137,746	9.782	377.86	582	86.6
10.001 - 10.500	145	16,396,220	3.17	113,077	10.277	377.30	576	88.6
10.501 - 11.000	112	11,726,905	2.26	104,705	10.759	368.61	575	87.1
11.001 - 11.500	44	3,864,057	0.75	87,819	11.272	369.14	583	83.0
11.501 - 12.000	30	2,314,587	0.45	77,153	11.810	359.09	568	86.8
12.001 - 12.500	13	1,265,949	0.24	97,381	12.211	365.07	542	78.5
12.501 - 13.000	3	163,238	0.03	54,413	12.630	359.69	584	94.9
13.501 - 14.000	1	49,410	0.01	49,410	13.900	360.00	507	90.0
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,387	$393,792,217	76.02%	$164,974	8.224%	379.73	598	81.3%
Planned Unit Development	412	72,349,202	13.97	175,605	8.143	380.83	604	82.7
Low-Rise Condominium	163	28,182,906	5.44	172,901	8.178	381.69	611	81.8
Two Family Home	68	15,183,932	2.93	223,293	8.276	380.79	621	82.2
Three Family Home	16	5,095,872	0.98	318,492	8.495	413.10	613	74.4
Four Family Home	8	2,225,139	0.43	278,142	7.656	365.69	631	77.8
High-Rise Condominium	6	1,170,031	0.23	195,005	8.885	373.97	606	79.5
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,912	$371,644,504	71.75%	$194,375	8.034%	382.52	595	79.7%
Purchase	932	111,422,060	21.51	119,552	8.792	372.95	617	86.8
Refinance - Rate/Term	216	34,932,736	6.74	161,726	8.280	379.77	608	83.0
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,902	$493,962,031	95.36%	$170,214	8.183%	380.56	599	81.3%
Investment Property	134	19,743,359	3.81	147,339	8.886	376.97	640	84.2
Second Home	24	4,293,909	0.83	178,913	8.634	362.26	649	81.3
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	1	$163,644	0.03%	$163,644	8.875%	119.00	680	70.0%
121 - 180	29	3,036,503	0.59	104,707	8.596	179.12	589	69.3
181 - 300	22	2,678,968	0.52	121,771	8.546	261.81	602	80.8
301 - 360	2,532	415,214,580	80.16	163,987	8.223	359.48	605	81.7
Greater than 360	476	96,905,605	18.71	203,583	8.148	479.41	583	80.9
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,212	$356,044,059	68.73%	$160,960	8.131%	380.69	594	82.5%
Stated Income	848	161,955,240	31.27	190,985	8.394	379.36	615	79.1
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
761 - 780	5	$886,301	0.17%	$177,260	7.067%	374.36	767	74.2%
741 - 760	14	2,475,148	0.48	176,796	7.522	359.46	750	84.6
721 - 740	18	3,354,808	0.65	186,378	7.805	362.77	727	79.2
701 - 720	40	6,736,457	1.30	168,411	7.812	381.69	709	83.4
681 - 700	80	14,781,725	2.85	184,772	7.613	376.01	689	83.3
661 - 680	164	29,650,806	5.72	180,798	7.775	367.69	669	83.7
641 - 660	294	51,203,878	9.88	174,163	7.866	371.86	650	82.8
621 - 640	377	64,427,804	12.44	170,896	7.921	373.72	630	81.8
601 - 620	537	87,957,067	16.98	163,793	8.063	373.60	610	82.6
581 - 600	443	74,009,904	14.29	167,065	8.381	382.96	591	82.9
561 - 580	368	61,704,497	11.91	167,675	8.414	380.18	571	81.6
541 - 560	354	61,301,416	11.83	173,168	8.509	395.03	550	79.9
521 - 540	230	37,355,443	7.21	162,415	8.737	395.43	531	77.5
501 - 520	134	21,855,285	4.22	163,099	8.935	394.09	511	74.0
500 or Less	2	298,760	0.06	149,380	9.135	435.51	500	79.3
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,612	$435,433,685	84.06%	$166,705	8.183%	378.76	606	82.4%
A-	180	34,445,897	6.65	191,366	8.299	383.32	579	79.0
B	173	32,053,672	6.19	185,281	8.336	390.91	573	77.0
C	74	12,949,669	2.50	174,996	8.465	392.22	566	71.3
C-	11	1,684,428	0.33	153,130	9.226	405.99	552	67.6
D	10	1,431,948	0.28	143,195	9.277	392.31	545	59.7
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	990	$159,432,826	30.78%	$161,043	8.530%	374.19	600	81.8%
12	145	33,220,140	6.41	229,104	8.058	386.52	595	77.2
13	1	398,000	0.08	398,000	7.425	359.00	596	61.3
24	1,546	262,366,190	50.65	169,706	8.103	384.88	600	82.6
36	378	62,582,143	12.08	165,561	7.958	373.28	610	78.3
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	12	$3,618,556	0.92%	$301,546	7.394%	359.60	562	79.8%
13 - 18	18	1	79,513	0.02	79,513	8.950	354.00	583	95.0
19 - 24	24	2,072	356,511,245	90.34	172,061	8.176	385.67	600	82.9
25 - 31	31	1	160,956	0.04	160,956	6.650	355.00	608	84.7
32 - 37	35	137	24,077,394	6.10	175,747	7.955	371.79	611	81.7
38 or Greater	60	42	10,195,759	2.58	242,756	7.415	379.85	629	80.9
Total/Avg./ Wtd. Avg.		2,265	$394,643,423	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	2	$334,924	0.08%	$167,462	7.753%	359.66	580	78.5%
3.001 - 4.000	6	630,999	0.16	105,166	7.889	390.17	593	75.3
4.001 - 5.000	38	7,643,361	1.94	201,141	7.113	387.36	617	78.2
5.001 - 6.000	267	50,654,000	12.84	189,715	7.860	385.53	602	80.0
6.001 - 7.000	1,627	280,738,597	71.14	172,550	8.094	384.37	601	82.7
7.001 - 8.000	285	48,612,533	12.32	170,570	8.703	383.07	599	86.2
8.001 - 9.000	37	5,819,967	1.47	157,296	9.081	385.84	596	88.1
9.001 - 10.000	2	152,254	0.04	76,127	11.254	359.08	596	97.7
10.001 - 11.000	1	56,789	0.01	56,789	11.350	356.00	562	85.0
Total/Avg./Wtd. Avg.	2,265	$394,643,423	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.539%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	2	$361,000	0.09%	$180,500	7.049%	359.38	695	74.7%
12.001 - 12.500	11	3,164,832	0.80	287,712	5.888	409.72	620	71.7
12.501 - 13.000	32	7,833,569	1.98	244,799	6.240	385.42	617	72.9
13.001 - 13.500	129	31,795,885	8.06	246,480	6.608	380.54	613	75.4
13.501 - 14.000	238	52,761,301	13.37	221,686	7.021	384.47	607	78.0
14.001 - 14.500	271	55,462,754	14.05	204,660	7.478	383.72	611	80.2
14.501 - 15.000	346	61,606,035	15.61	178,052	7.961	387.35	602	82.2
15.001 - 15.500	320	52,644,582	13.34	164,514	8.453	383.13	599	84.2
15.501 - 16.000	351	54,350,939	13.77	154,846	8.853	387.16	592	85.3
16.001 - 16.500	247	37,067,596	9.39	150,071	9.336	385.43	585	88.0
16.501 - 17.000	148	20,760,263	5.26	140,272	9.803	380.76	592	91.4
17.001 - 17.500	86	9,385,512	2.38	109,134	10.323	383.07	588	94.2
17.501 - 18.000	48	4,825,781	1.22	100,537	10.753	362.86	577	93.6
18.001 - 18.500	21	1,618,262	0.41	77,060	11.240	370.51	584	93.6
18.501 - 19.000	10	720,336	0.18	72,034	11.826	371.59	596	96.6
19.001 - 19.500	2	130,130	0.03	65,065	12.403	432.58	584	95.0
Greater than 19.500	3	154,648	0.04	51,549	13.073	359.68	551	91.4
Total/Avg./Wtd. Avg.	2,265	$394,643,423	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.991%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	18	$4,323,777	1.10%	$240,210	7.651%	364.43	565	81.0%
1.500	1,823	312,694,339	79.23	171,527	8.132	384.67	601	83.1
2.000	9	1,656,358	0.42	184,040	8.503	358.23	596	85.2
3.000	411	75,286,514	19.08	183,179	8.173	384.93	603	81.5
6.000	4	682,434	0.17	170,609	7.838	397.15	607	80.8
Total/Avg./Wtd. Avg.	2,265	$394,643,423	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.791%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.125	3	$505,100	0.13%	$168,367	7.641%	383.60	564	71.7%
1.000	393	71,301,966	18.07	181,430	8.226	385.30	598	81.6
1.500	1,868	322,453,656	81.71	172,620	8.117	384.25	601	83.0
2.000	1	382,700	0.10	382,700	7.375	357.00	650	75.0
Total/Avg./Wtd. Avg.	2,265	$394,643,423	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.408%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	24	$6,596,233	1.67%	$274,843	5.778%	392.80	626	70.7%
6.001 - 7.000	293	69,762,072	17.68	238,096	6.647	380.77	610	76.5
7.001 - 8.000	607	118,314,418	29.98	194,917	7.586	387.07	608	80.6
8.001 - 9.000	703	114,810,135	29.09	163,315	8.562	385.18	596	84.3
9.001 - 10.000	442	65,355,422	16.56	147,863	9.459	384.11	588	88.6
Greater than 10.000	196	19,805,143	5.02	101,047	10.604	375.07	585	93.5
Total/Avg./Wtd. Avg.	2,265	$394,643,423	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.136%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	5	$1,447,506	0.37%	$289,501	7.966%	359.00	530	82.0%
June 2007	5	1,600,250	0.41	320,050	6.805	360.00	560	77.5
July 2007	2	570,800	0.14	285,400	7.595	360.00	651	80.5
June 2008	1	79,513	0.02	79,513	8.950	354.00	583	95.0
July 2008	9	1,721,266	0.44	191,252	7.797	391.19	583	78.0
August 2008	9	1,571,592	0.40	174,621	9.095	366.14	599	86.7
September 2008	5	1,004,452	0.25	200,890	8.323	357.00	607	81.3
October 2008	44	5,688,424	1.44	129,282	8.875	378.81	605	83.3
November 2008	870	148,639,903	37.66	170,850	8.089	386.47	596	82.2
December 2008	808	141,111,104	35.76	174,642	8.199	386.96	602	83.3
January 2009	327	56,774,505	14.39	173,622	8.262	381.91	602	83.6
July 2009	1	160,956	0.04	160,956	6.650	355.00	608	84.7
August 2009	1	126,669	0.03	126,669	10.050	356.00	549	80.0
September 2009	5	771,428	0.20	154,286	8.652	357.00	612	77.9
October 2009	17	1,857,911	0.47	109,289	9.272	362.55	602	83.2
November 2009	49	8,944,310	2.27	182,537	7.748	375.35	609	80.4
December 2009	49	8,909,977	2.26	181,836	7.750	366.51	623	84.7
January 2010	16	3,467,100	0.88	216,694	8.079	384.96	596	77.6
October 2011	1	197,857	0.05	197,857	7.200	478.00	638	76.2
November 2011	18	4,141,002	1.05	230,056	7.370	386.13	622	81.0
December 2011	20	5,130,400	1.30	256,520	7.469	373.80	635	81.3
January 2012	3	726,500	0.18	242,167	7.350	360.00	628	79.0
Total/Avg./Wtd. Avg.	2,265	$394,643,423	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is January 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,507	$401,300,070	77.47%	$160,072	8.395%	386.31	593	81.2%
60	535	111,312,581	21.49	208,061	7.614	359.49	625	82.2
120	18	5,386,648	1.04	299,258	7.120	359.73	645	80.5
Total/Avg./Wtd. Avg.	3,060	$517,999,299	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	13	$4,426,291	0.54%	$340,484	8.888%	359.54	589	79.3%
2/28 6-month LIBOR	1,362	241,460,538	29.23	177,284	8.984	359.48	601	80.0
2/38 6-month LIBOR	365	97,587,029	11.81	267,362	8.602	479.39	583	77.6
2/28 6-month LIBOR - 120-month Interest Only	2	554,395	0.07	277,197	7.271	357.56	659	70.4
2/28 6-month LIBOR - 24-month Interest Only	2	211,200	0.03	105,600	8.852	356.20	610	80.0
2/28 6-month LIBOR - 60-month Interest Only	525	172,298,713	20.86	328,188	7.762	359.47	641	83.3
2/28 6-month LIBOR - 40/30-Year Balloon	23	6,705,379	0.81	291,538	8.506	359.28	563	69.5
3/27 1-year CMT	1	123,396	0.01	123,396	6.875	359.00	806	36.3
3/27 12-month LIBOR	7	1,169,002	0.14	167,000	7.346	358.78	750	82.0
3/27 6-month LIBOR	75	11,432,657	1.38	152,435	9.232	358.98	595	80.1
3/37 6-month LIBOR	8	1,662,734	0.20	207,842	8.332	479.41	606	74.8
3/27 6-month LIBOR - 120-month Interest Only	2	282,000	0.03	141,000	6.799	358.00	710	56.8
3/27 6-month LIBOR - 60-month Interest Only	27	11,075,265	1.34	410,195	6.965	359.17	656	78.0
3/27 12-month LIBOR - 120-month Interest Only	12	2,730,857	0.33	227,571	7.182	359.34	701	65.6
3/27 12-month LIBOR - 36-month Interest Only	9	1,745,070	0.21	193,897	6.797	357.91	677	64.7
3/37 12-month LIBOR - 120-month Interest Only	1	205,000	0.02	205,000	7.375	480.00	708	73.2
5/25 1-year CMT	6	935,062	0.11	155,844	6.979	359.02	680	72.3
5/25 12-month LIBOR	26	4,749,233	0.57	182,663	7.220	359.21	727	72.9
5/25 6-month LIBOR	47	10,181,936	1.23	216,637	7.391	359.15	673	77.7
5/35 12-month LIBOR	1	279,800	0.03	279,800	7.125	480.00	749	66.3
5/35 6-month LIBOR	12	3,951,410	0.48	329,284	7.470	479.27	598	77.0
5/25 6-month LIBOR - 120-month Interest Only	145	38,045,413	4.61	262,382	7.064	358.93	687	77.9
5/25 12-month LIBOR - 120-month Interest Only	184	43,861,032	5.31	238,375	7.050	359.57	689	74.4
5/25 12-month LIBOR - 60-month Interest Only	35	7,435,151	0.90	212,433	7.003	359.12	699	69.9
7/23 6-month LIBOR	1	134,626	0.02	134,626	6.500	359.00	691	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	179,049	0.02	179,049	7.375	358.00	703	80.0
7/23 12-month LIBOR - 120-month Interest Only	1	285,600	0.03	285,600	7.250	360.00	660	80.0
7/23 12-month LIBOR - 84-month Interest Only	1	187,462	0.02	187,462	7.250	358.00	806	50.0
10/20 12-month LIBOR	1	133,500	0.02	133,500	5.750	360.00	642	25.8
10/20 12-month LIBOR - 120-month Interest Only	9	2,338,000	0.28	259,778	6.344	359.51	703	34.3
10-Year Fixed	1	50,003	0.01	50,003	8.250	120.00	640	80.7
15-Year Fixed	13	1,706,938	0.21	131,303	8.417	179.49	617	74.9
15-Year Fixed - Credit Comeback	2	106,961	0.01	53,481	10.875	179.00	560	73.5
20-Year Fixed	10	1,324,288	0.16	132,429	8.087	239.65	603	80.0
25-Year Fixed	4	1,291,607	0.16	322,902	7.138	297.90	605	74.2
30-Year Fixed	530	97,620,774	11.82	184,190	7.828	359.42	611	78.9
30-Year Fixed - Credit Comeback	67	9,546,839	1.16	142,490	8.949	359.21	597	78.6
40-Year Fixed	95	24,467,525	2.96	257,553	7.497	479.39	610	78.8
40-Year Fixed - Credit Comeback	13	3,585,415	0.43	275,801	8.628	479.05	600	78.7
30-Year Fixed - 60-month Interest Only	66	18,322,810	2.22	277,618	7.428	359.46	635	81.6
30/15-Year Fixed Balloon	1	500,000	0.06	500,000	7.875	180.00	682	68.5
40/30-Year Fixed Balloon	3	1,109,747	0.13	369,916	7.651	358.28	609	77.1
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,517	$562,680,826	68.12%	$223,552	8.178%	359.40	632	79.6%
ARM 480	387	103,685,972	12.55	267,922	8.548	479.39	584	77.5
Fixed 120	1	50,003	0.01	50,003	8.250	120.00	640	80.7
Fixed 180	16	2,313,899	0.28	144,619	8.413	179.58	628	73.4
Fixed 240	10	1,324,288	0.16	132,429	8.087	239.65	603	80.0
Fixed 300	4	1,291,607	0.16	322,902	7.138	297.90	605	74.2
Fixed 360	666	126,600,170	15.33	190,090	7.853	359.40	613	79.2
Fixed 480	108	28,052,941	3.40	259,749	7.642	479.35	609	78.8
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	20	$947,751	0.11%	$47,388	9.975%	349.78	593	59.5%
$50,000.01 - $75,000.00	267	16,766,895	2.03	62,797	9.935	363.66	587	79.3
$75,000.01 - $100,000.00	375	33,254,150	4.03	88,678	9.139	368.20	598	76.0
$100,000.01 - $150,000.00	846	106,067,677	12.84	125,376	8.724	369.15	607	78.2
$150,000.01 - $200,000.00	673	117,642,048	14.24	174,802	8.410	375.75	618	78.2
$200,000.01 - $250,000.00	411	91,592,514	11.09	222,853	8.224	376.54	621	79.1
$250,000.01 - $300,000.00	238	65,534,863	7.93	275,357	8.026	376.06	625	79.8
$300,000.01 - $350,000.00	184	59,896,305	7.25	325,523	8.012	383.49	624	79.4
$350,000.01 - $400,000.00	163	60,964,564	7.38	374,016	7.864	382.25	639	79.6
$400,000.01 - $450,000.00	173	73,786,265	8.93	426,510	7.587	389.99	625	80.2
$450,000.01 - $500,000.00	154	73,346,577	8.88	476,276	7.836	378.38	625	81.0
$500,000.01 - $550,000.00	71	37,314,005	4.52	525,549	7.579	378.08	636	82.5
$550,000.01 - $600,000.00	48	27,652,721	3.35	576,098	7.643	379.39	647	82.9
$600,000.01 - $650,000.00	39	24,384,167	2.95	625,235	7.716	375.00	636	81.3
$650,000.01 - $700,000.00	13	8,844,181	1.07	680,322	8.225	400.89	618	76.1
$700,000.01 - $750,000.00	10	7,306,086	0.88	730,609	7.739	371.26	651	82.3
$750,000.01 - $800,000.00	11	8,609,050	1.04	782,641	7.454	414.36	639	75.4
$800,000.01 - $850,000.00	4	3,318,500	0.40	829,625	7.663	359.75	591	69.0
$850,000.01 - $900,000.00	2	1,734,400	0.21	867,200	7.719	359.50	674	71.9
Greater than $900,000.00	7	7,036,988	0.85	1,005,284	7.712	376.96	637	68.3
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	51	$7,428,499	0.90%	$145,657	9.334%	359.36	597	84.8%
Alaska	3	754,200	0.09	251,400	8.628	400.10	621	80.4
Arizona	170	37,555,751	4.55	220,916	8.271	378.34	628	78.5
Arkansas	12	1,863,375	0.23	155,281	8.937	401.05	569	82.8
California	606	220,419,906	26.69	363,729	7.437	386.08	626	76.6
Colorado	57	12,308,094	1.49	215,931	7.945	370.66	643	84.7
Connecticut	41	9,360,628	1.13	228,308	8.116	386.75	601	77.6
Delaware	13	2,327,966	0.28	179,074	8.899	395.72	593	85.2
District of Columbia	13	3,645,323	0.44	280,409	8.192	397.69	602	69.5
Florida	546	118,359,760	14.33	216,776	8.348	375.28	621	79.4
Georgia	109	20,970,546	2.54	192,390	8.850	363.71	633	84.8
Hawaii	22	7,519,346	0.91	341,788	7.643	419.10	634	72.0
Idaho	31	5,429,340	0.66	175,140	7.940	374.99	615	77.4
Illinois	155	32,295,553	3.91	208,358	8.546	371.42	633	80.2
Indiana	50	6,224,430	0.75	124,489	9.192	374.70	612	85.5
Iowa	12	1,444,599	0.17	120,383	9.667	370.96	621	85.4
Kansas	10	1,100,851	0.13	110,085	9.909	359.66	584	87.7
Kentucky	34	4,244,225	0.51	124,830	8.945	370.80	598	84.9
Louisiana	50	6,184,179	0.75	123,684	9.033	362.32	608	83.3
Maine	8	1,178,219	0.14	147,277	8.081	359.18	604	68.7
Maryland	63	16,961,449	2.05	269,229	8.304	373.13	616	78.9
Massachusetts	37	10,325,984	1.25	279,081	8.052	377.86	608	72.4
Michigan	145	17,249,458	2.09	118,962	9.468	375.11	599	83.5
Minnesota	24	6,268,211	0.76	261,175	7.735	362.13	665	84.6
Mississippi	25	3,349,746	0.41	133,990	8.538	355.45	604	86.2
Missouri	46	7,019,521	0.85	152,598	8.943	371.40	601	84.8
Montana	10	2,174,205	0.26	217,420	7.868	359.06	625	70.0
Nebraska	2	214,123	0.03	107,061	9.716	354.59	621	97.5
Nevada	64	15,475,008	1.87	241,797	7.695	369.74	640	79.5
New Hampshire	17	2,886,188	0.35	169,776	8.227	377.06	609	78.8
New Jersey	94	24,056,706	2.91	255,922	8.313	386.12	619	77.8
New Mexico	15	2,737,716	0.33	182,514	8.169	371.24	640	77.4
New York	121	44,840,500	5.43	370,583	8.001	385.68	625	77.2
North Carolina	51	8,641,196	1.05	169,435	9.118	370.60	621	84.4
North Dakota	8	1,009,332	0.12	126,167	10.022	377.53	583	90.6
Ohio	72	9,010,588	1.09	125,147	8.997	362.00	612	82.5
Oklahoma	29	3,307,769	0.40	114,061	9.265	364.25	604	85.8
Oregon	35	8,585,966	1.04	245,313	7.956	383.39	647	80.0
Pennsylvania	114	13,905,034	1.68	121,974	8.827	370.31	590	77.8
Rhode Island	8	2,146,919	0.26	268,365	8.344	384.42	642	83.1
South Carolina	22	3,878,724	0.47	176,306	8.656	364.75	615	74.5
South Dakota	1	224,000	0.03	224,000	9.850	360.00	587	80.0
Tennessee	50	7,005,830	0.85	140,117	8.628	361.84	632	84.4
Texas	400	54,946,926	6.65	137,367	8.796	364.21	616	84.5
Utah	43	8,780,462	1.06	204,197	8.057	361.86	639	77.7
Vermont	5	865,962	0.10	173,192	10.042	359.29	591	82.4
Virginia	97	23,449,339	2.84	241,746	8.093	379.85	609	79.1
Washington	84	20,261,372	2.45	241,207	7.629	382.42	634	78.1
West Virginia	8	1,671,024	0.20	208,878	9.004	389.70	585	83.3
Wisconsin	22	3,433,149	0.42	156,052	8.796	365.31	623	82.7
Wyoming	4	702,509	0.09	175,627	8.288	359.77	677	83.0
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	184	$29,875,926	3.62%	$162,369	7.454%	389.45	619	39.8%
50.01 - 55.00	80	17,601,343	2.13	220,017	7.792	387.35	587	52.8
55.01 - 60.00	108	21,623,016	2.62	200,213	7.935	377.54	581	58.0
60.01 - 65.00	155	33,976,036	4.11	219,200	8.130	380.41	587	63.1
65.01 - 70.00	219	49,353,459	5.97	225,358	8.281	378.41	590	68.6
70.01 - 75.00	280	64,609,090	7.82	230,747	8.045	383.14	597	73.8
75.01 - 80.00	1,466	335,154,663	40.58	228,618	7.773	374.36	646	79.7
80.01 - 85.00	253	56,833,018	6.88	224,636	8.504	385.49	594	84.3
85.01 - 90.00	400	99,686,442	12.07	249,216	8.354	375.39	625	89.5
90.01 - 95.00	340	68,927,185	8.34	202,727	9.140	377.81	608	94.9
95.01 - 100.00	224	48,359,529	5.85	215,891	9.287	376.23	628	99.9
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	180	$29,211,026	3.54%	$162,283	7.469%	389.46	619	39.8%
50.01 - 55.00	81	17,644,243	2.14	217,830	7.790	386.21	588	52.5
55.01 - 60.00	104	20,345,743	2.46	195,632	7.955	379.60	578	57.9
60.01 - 65.00	154	34,054,101	4.12	221,131	8.119	380.37	587	63.0
65.01 - 70.00	214	48,176,788	5.83	225,125	8.285	378.87	590	68.6
70.01 - 75.00	253	58,372,794	7.07	230,723	8.083	384.98	591	73.5
75.01 - 80.00	469	117,074,768	14.17	249,626	7.819	383.48	623	78.9
80.01 - 85.00	253	57,418,457	6.95	226,950	8.481	385.22	595	84.1
85.01 - 90.00	435	108,461,150	13.13	249,336	8.278	375.04	627	88.6
90.01 - 95.00	371	75,634,701	9.16	203,867	9.018	376.19	616	93.5
95.01 - 100.00	1,195	259,605,935	31.43	217,243	8.048	370.83	652	83.6
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	1	$190,150	0.02%	$190,150	3.500%	357.00	721	48.7%
5.001 - 5.500	8	3,397,948	0.41	424,743	5.484	359.42	645	82.1
5.501 - 6.000	48	18,153,758	2.20	378,203	5.835	384.02	624	69.1
6.001 - 6.500	172	60,597,894	7.34	352,313	6.353	380.36	648	74.1
6.501 - 7.000	435	125,490,424	15.19	288,484	6.821	372.82	649	76.3
7.001 - 7.500	513	129,407,910	15.67	252,257	7.337	368.90	655	78.2
7.501 - 8.000	433	103,967,506	12.59	240,110	7.798	375.60	631	79.0
8.001 - 8.500	383	80,695,537	9.77	210,693	8.300	385.03	614	79.5
8.501 - 9.000	395	82,357,557	9.97	208,500	8.783	383.42	616	80.0
9.001 - 9.500	339	64,184,398	7.77	189,335	9.288	381.88	601	81.8
9.501 - 10.000	448	77,131,319	9.34	172,168	9.785	381.29	580	82.6
10.001 - 10.500	219	34,421,505	4.17	157,176	10.297	378.82	573	85.1
10.501 - 11.000	172	26,899,321	3.26	156,391	10.771	383.16	570	86.9
11.001 - 11.500	75	9,810,459	1.19	130,806	11.294	383.87	558	82.4
11.501 - 12.000	46	6,111,707	0.74	132,863	11.772	369.83	575	87.1
12.001 - 12.500	18	2,627,652	0.32	145,981	12.260	367.52	577	86.0
12.501 - 13.000	4	554,661	0.07	138,665	12.795	390.49	599	95.6
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,541	$542,945,774	65.73%	$213,674	8.183%	379.48	615	78.5%
Planned Unit Development	676	169,512,250	20.52	250,758	8.103	374.67	630	82.7
Low-Rise Condominium	295	59,869,688	7.25	202,948	8.152	368.96	644	79.1
Two Family Home	113	30,145,246	3.65	266,772	8.094	383.75	635	77.8
High-Rise Condominium	25	8,455,020	1.02	338,201	8.173	368.30	649	79.8
Three Family Home	25	7,595,844	0.92	303,834	7.462	386.65	677	66.4
Four Family Home	12	4,442,439	0.54	370,203	8.279	377.06	662	72.2
Manufactured Housing(1)	20	2,360,246	0.29	118,012	8.798	353.86	624	66.1
Condominium Hotel	1	453,200	0.05	453,200	7.000	360.00	689	80.0
Cooperative Housing	1	220,000	0.03	220,000	7.125	360.00	675	80.0
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,655	$394,357,368	47.74%	$238,282	8.085%	382.91	601	74.1%
Purchase	1,872	392,484,935	47.52	209,661	8.255	373.06	642	84.7
Refinance - Rate/Term	182	39,157,404	4.74	215,151	7.868	372.48	640	76.3
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,468	$778,812,313	94.29%	$224,571	8.148%	378.48	619	79.5%
Investment Property	203	37,406,921	4.53	184,271	8.280	366.81	681	75.2
Second Home	38	9,780,473	1.18	257,381	8.289	359.57	690	76.8
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	1	$50,003	0.01%	$50,003	8.250%	120.00	640	80.7%
121 - 180	16	2,313,899	0.28	144,619	8.413	179.58	628	73.4
181 - 300	14	2,615,896	0.32	186,850	7.618	268.41	604	77.1
301 - 360	3,183	689,280,996	83.45	216,551	8.119	359.40	629	79.6
Greater than 360	495	131,738,913	15.95	266,139	8.355	479.38	589	77.8
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,042	$415,746,389	50.33%	$203,598	8.029%	379.49	605	81.1%
Stated Income	1,234	315,274,145	38.17	255,490	8.643	380.83	621	78.6
Reduced	297	65,742,119	7.96	221,354	7.112	359.19	701	74.5
No Income/No Asset	62	12,908,862	1.56	208,207	7.114	363.90	716	68.3
Full/Alternative	41	9,002,234	1.09	219,567	6.808	358.55	668	71.7
No Ratio	18	3,508,255	0.42	194,903	7.272	358.84	720	74.1
Stated Income/Stated Asset	12	3,318,014	0.40	276,501	7.192	358.97	718	72.8
Preferred	3	499,689	0.06	166,563	6.991	359.70	726	52.1
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	11	$2,326,242	0.28%	$211,477	7.180%	359.41	809	62.3%
781 - 800	25	6,487,873	0.79	259,515	7.539	378.45	789	78.6
761 - 780	43	10,378,491	1.26	241,360	7.242	358.90	771	79.3
741 - 760	51	13,951,928	1.69	273,567	7.277	367.02	750	79.1
721 - 740	98	23,220,515	2.81	236,944	7.488	370.86	729	79.6
701 - 720	134	35,729,034	4.33	266,635	7.471	368.16	710	78.6
681 - 700	174	44,976,834	5.45	258,488	7.569	364.63	689	81.0
661 - 680	256	65,759,388	7.96	256,873	7.654	365.54	670	80.1
641 - 660	435	102,391,167	12.40	235,382	7.704	368.90	650	79.9
621 - 640	455	113,430,718	13.73	249,298	7.890	371.14	631	81.5
601 - 620	483	112,244,309	13.59	232,390	8.088	376.06	610	80.8
581 - 600	366	80,927,128	9.80	221,112	8.273	385.90	591	81.0
561 - 580	375	72,574,386	8.79	193,532	8.824	387.54	571	80.4
541 - 560	322	56,515,562	6.84	175,514	8.931	393.42	551	76.5
521 - 540	253	43,799,626	5.30	173,121	9.383	398.49	530	72.8
501 - 520	221	40,151,700	4.86	181,682	9.519	401.20	512	70.8
500 or Less	7	1,134,808	0.14	162,115	9.042	381.78	500	65.3
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	3,113	$707,474,196	85.65%	$227,264	8.039%	374.79	632	80.6%
A-	151	36,891,906	4.47	244,317	8.433	396.42	573	75.3
B	234	46,590,845	5.64	199,106	8.811	396.89	564	71.4
C	168	29,120,483	3.53	173,336	9.290	393.65	552	67.8
C-	19	2,389,211	0.29	125,748	9.882	360.15	563	66.0
D	24	3,533,067	0.43	147,211	9.437	398.76	538	57.3
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,028	$238,749,542	28.90%	$232,247	8.396%	372.88	638	77.7%
12	194	60,268,657	7.30	310,663	8.052	381.62	639	78.2
24	1,539	339,253,214	41.07	220,437	8.247	382.54	608	80.7
36	207	52,011,483	6.30	251,263	7.607	364.19	646	78.6
60	741	135,716,812	16.43	183,154	7.760	377.72	614	79.0
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	13	$4,426,291	0.66%	$340,484	8.888%	359.54	589	79.3%
19 - 24	23	2,279	518,817,254	77.86	227,651	8.498	382.03	611	80.5
25 - 31	31	2	282,459	0.04	141,229	8.169	355.00	699	87.5
32 - 37	35	140	30,143,521	4.52	215,311	7.915	366.51	640	76.4
38 or Greater	61	470	112,697,274	16.91	239,781	7.089	363.76	686	74.7
Total/Avg./Wtd. Avg.		2,904	$666,366,798	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	414	$91,539,736	13.74%	$221,110	7.078%	360.40	699	72.9%
3.001 - 4.000	19	2,999,172	0.45	157,851	8.393	358.38	658	83.0
4.001 - 5.000	56	12,090,392	1.81	215,900	7.994	369.65	638	80.0
5.001 - 6.000	263	61,383,040	9.21	233,396	8.004	381.24	621	76.5
6.001 - 7.000	1,668	391,849,245	58.80	234,922	8.234	379.71	615	80.2
7.001 - 8.000	423	93,486,135	14.03	221,007	9.319	385.66	596	83.4
8.001 - 9.000	52	11,267,155	1.69	216,676	9.815	396.93	592	81.1
9.001 - 10.000	5	830,249	0.12	166,050	10.631	359.36	581	86.1
10.001 - 11.000	3	820,875	0.12	273,625	11.067	428.02	520	73.7
Greater than 13.000	1	100,800	0.02	100,800	8.125	360.00	645	80.0
Total/Avg./Wtd. Avg.	2,904	$666,366,798	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.016%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$190,150	0.03%	$190,150	3.500%	357.00	721	48.7%
10.501 - 11.000	5	1,068,999	0.16	213,800	5.871	359.70	681	33.2
11.001 - 11.500	25	6,460,481	0.97	258,419	6.353	359.06	685	55.0
11.501 - 12.000	110	22,908,660	3.44	208,261	6.817	359.37	691	71.4
12.001 - 12.500	179	43,276,125	6.49	241,766	7.079	361.14	696	77.3
12.501 - 13.000	110	33,018,306	4.95	300,166	6.417	375.72	662	73.6
13.001 - 13.500	148	47,904,397	7.19	323,678	6.709	374.33	651	76.6
13.501 - 14.000	217	72,092,313	10.82	332,223	7.021	378.75	641	77.9
14.001 - 14.500	216	60,031,897	9.01	277,925	7.458	372.96	629	78.4
14.501 - 15.000	285	69,548,056	10.44	244,028	7.943	380.00	625	79.0
15.001 - 15.500	281	62,417,206	9.37	222,125	8.459	383.70	612	79.6
15.501 - 16.000	337	73,636,828	11.05	218,507	8.982	385.56	611	80.7
16.001 - 16.500	263	52,105,525	7.82	198,120	9.409	386.67	596	82.4
16.501 - 17.000	339	60,309,278	9.05	177,903	9.873	381.04	582	83.5
17.001 - 17.500	165	26,796,752	4.02	162,405	10.321	376.87	578	86.4
17.501 - 18.000	117	19,227,911	2.89	164,341	10.793	386.66	571	87.7
18.001 - 18.500	58	8,025,398	1.20	138,369	11.302	385.36	559	82.7
18.501 - 19.000	30	4,692,546	0.70	156,418	11.761	373.35	573	86.7
19.001 - 19.500	14	2,101,310	0.32	150,094	12.277	369.59	578	85.4
Greater than 19.500	4	554,661	0.08	138,665	12.795	390.49	599	95.6
Total/Avg./Wtd. Avg.	2,904	$666,366,798	100.00%
____________
(1) The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.871%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	19	$5,513,232	0.83%	$290,170	8.844%	365.97	587	77.6%
1.500	1,979	454,158,790	68.15	229,489	8.423	380.77	613	80.9
2.000	45	9,236,532	1.39	205,256	7.222	361.33	684	66.8
3.000	466	109,841,089	16.48	235,710	8.419	383.69	609	77.9
5.000	301	67,128,386	10.07	223,018	7.082	359.84	696	72.8
6.000	94	20,488,769	3.07	217,966	7.189	358.68	718	77.3
Total/Avg./Wtd. Avg.	2,904	$666,366,798	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.241%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.500	1	$147,250	0.02%	$147,250	8.500%	360.00	601	95.0%
1.000	452	98,150,865	14.73	217,148	8.681	381.29	611	78.0
1.500	2,062	481,023,523	72.19	233,280	8.357	380.71	614	80.7
2.000	388	86,814,041	13.03	223,748	7.067	359.91	700	72.7
5.000	1	231,120	0.03	231,120	6.500	359.00	687	80.0
Total/Avg./Wtd. Avg.	2,904	$666,366,798	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.492%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	408	$90,031,981	13.51%	$220,667	7.067%	359.84	701	72.9%
3.001 - 4.000	10	1,954,411	0.29	195,441	7.311	358.00	698	84.0
4.001 - 5.000	9	1,746,814	0.26	194,090	7.825	358.78	719	73.0
5.001 - 6.000	50	20,263,046	3.04	405,261	5.822	381.40	629	73.4
6.001 - 7.000	260	95,448,798	14.32	367,111	6.651	378.27	638	77.4
7.001 - 8.000	486	129,961,049	19.50	267,410	7.592	376.30	631	79.2
8.001 - 9.000	550	127,313,644	19.11	231,479	8.553	386.23	617	79.6
9.001 - 10.000	682	127,458,899	19.13	186,890	9.566	382.42	589	82.3
Greater than 10.000	449	72,188,155	10.83	160,775	10.755	381.74	571	85.7
Total/Avg./Wtd. Avg.	2,904	$666,366,798	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.567%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	5	$2,020,993	0.30%	$404,199	8.661%	359.00	591	76.3%
June 2007	6	1,876,298	0.28	312,716	9.220	360.00	592	79.4
July 2007	2	529,000	0.08	264,500	8.574	360.00	573	90.6
July 2008	15	2,834,799	0.43	188,987	9.066	396.68	570	73.8
August 2008	10	2,480,662	0.37	248,066	9.192	388.41	655	84.0
September 2008	9	1,937,541	0.29	215,282	8.880	376.50	579	74.4
October 2008	78	15,897,910	2.39	203,819	8.798	379.14	601	78.3
November 2008	982	224,184,180	33.64	228,293	8.525	383.76	608	80.5
December 2008	854	198,333,919	29.76	232,241	8.424	380.41	616	80.8
January 2009	331	73,148,243	10.98	220,992	8.496	381.07	608	80.4
July 2009	2	282,459	0.04	141,229	8.169	355.00	699	87.5
August 2009	6	1,060,614	0.16	176,769	7.680	356.00	666	75.4
September 2009	13	2,033,366	0.31	156,413	8.284	357.00	649	64.2
October 2009	25	3,145,831	0.47	125,833	9.068	358.00	607	77.8
November 2009	47	11,644,322	1.75	247,752	7.883	369.05	640	76.3
December 2009	38	9,052,838	1.36	238,233	7.429	369.74	657	77.5
January 2010	11	3,206,550	0.48	291,505	8.111	365.99	614	80.5
July 2011	4	1,033,511	0.16	258,378	7.466	355.00	711	75.6
August 2011	6	909,973	0.14	151,662	7.570	356.00	717	77.6
September 2011	16	3,419,494	0.51	213,718	6.688	357.00	701	74.2
October 2011	53	10,707,615	1.61	202,030	7.237	360.18	710	75.5
November 2011	168	42,058,644	6.31	250,349	7.080	366.17	682	74.8
December 2011	170	40,664,519	6.10	239,203	7.188	361.54	684	77.4
January 2012	39	10,645,281	1.60	272,956	6.820	371.29	669	72.5
October 2013	2	366,511	0.06	183,256	7.311	358.00	756	64.6
November 2013	1	134,626	0.02	134,626	6.500	359.00	691	80.0
December 2013	1	285,600	0.04	285,600	7.250	360.00	660	80.0
October 2016	1	294,000	0.04	294,000	6.250	358.00	621	42.0
November 2016	3	560,000	0.08	186,667	6.569	359.00	693	43.7
December 2016	3	867,000	0.13	289,000	6.452	360.00	744	25.6
January 2017	3	750,500	0.11	250,167	5.983	360.00	683	32.7
Total/Avg./Wtd. Avg.	2,904	$666,366,798	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is June 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,687	$526,242,692	63.71%	$195,848	8.543%	388.14	602	78.9%
24	2	211,200	0.03	105,600	8.852	356.20	610	80.0
36	9	1,745,070	0.21	193,897	6.797	357.91	677	64.7
60	653	209,131,938	25.32	320,263	7.663	359.44	644	82.4
84	1	187,462	0.02	187,462	7.250	358.00	806	50.0
120	357	88,481,346	10.71	247,847	7.044	359.54	688	74.5
Total/Avg./Wtd. Avg.	3,709	$825,999,707	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	25	$8,044,846	0.60%	$321,794	8.216%	359.57	577	79.5%
2/28 6-month LIBOR	2,573	420,106,420	31.26	163,275	8.772	359.50	599	81.5
2/38 6-month LIBOR	743	175,303,054	13.04	235,940	8.396	479.44	582	79.5
2/28 6-month LIBOR - 120-month Interest Only	2	554,395	0.04	277,197	7.271	357.56	659	70.4
2/28 6-month LIBOR - 24-month Interest Only	2	211,200	0.02	105,600	8.852	356.20	610	80.0
2/28 6-month LIBOR - 60-month Interest Only	983	266,896,586	19.86	271,512	7.715	359.48	635	83.0
2/28 6-month LIBOR - 40/30-Year Balloon	49	12,336,357	0.92	251,762	8.317	359.27	572	74.4
3/27 1-year CMT	1	123,396	0.01	123,396	6.875	359.00	806	36.3
3/27 12-month LIBOR	7	1,169,002	0.09	167,000	7.346	358.78	750	82.0
3/27 6-month LIBOR	162	24,441,804	1.82	150,875	8.877	359.15	599	82.1
3/37 6-month LIBOR	20	4,155,002	0.31	207,750	7.732	479.44	588	75.6
3/27 6-month LIBOR - 120-month Interest Only	2	282,000	0.02	141,000	6.799	358.00	710	56.8
3/27 6-month LIBOR - 60-month Interest Only	64	19,507,485	1.45	304,804	7.039	359.25	648	78.8
3/27 12-month LIBOR - 120-month Interest Only	12	2,730,857	0.20	227,571	7.182	359.34	701	65.6
3/27 12-month LIBOR - 36-month Interest Only	9	1,745,070	0.13	193,897	6.797	357.91	677	64.7
3/37 12-month LIBOR - 120-month Interest Only	1	205,000	0.02	205,000	7.375	480.00	708	73.2
3/27 6-month LIBOR - 40/30-Year Balloon	2	304,714	0.02	152,357	9.012	359.40	578	91.0
5/25 1-year CMT	6	935,062	0.07	155,844	6.979	359.02	680	72.3
5/25 12-month LIBOR	26	4,749,233	0.35	182,663	7.220	359.21	727	72.9
5/25 6-month LIBOR	64	13,267,086	0.99	207,298	7.504	359.21	661	79.0
5/35 12-month LIBOR	1	279,800	0.02	279,800	7.125	480.00	749	66.3
5/35 6-month LIBOR	19	5,675,371	0.42	298,704	7.483	479.25	598	77.3
5/25 6-month LIBOR - 120-month Interest Only	163	43,432,061	3.23	266,454	7.071	359.02	682	78.2
5/25 12-month LIBOR - 120-month Interest Only	184	43,861,032	3.26	238,375	7.050	359.57	689	74.4
5/25 12-month LIBOR - 60-month Interest Only	35	7,435,151	0.55	212,433	7.003	359.12	699	69.9
7/23 6-month LIBOR	1	134,626	0.01	134,626	6.500	359.00	691	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	179,049	0.01	179,049	7.375	358.00	703	80.0
7/23 12-month LIBOR - 120-month Interest Only	1	285,600	0.02	285,600	7.250	360.00	660	80.0
7/23 12-month LIBOR - 84-month Interest Only	1	187,462	0.01	187,462	7.250	358.00	806	50.0
10/20 12-month LIBOR	1	133,500	0.01	133,500	5.750	360.00	642	25.8
10/20 12-month LIBOR - 120-month Interest Only	9	2,338,000	0.17	259,778	6.344	359.51	703	34.3
10-Year Fixed	2	213,647	0.02	106,823	8.729	119.23	671	72.5
15-Year Fixed	37	4,361,712	0.32	117,884	8.368	179.28	601	71.1
15-Year Fixed - Credit Comeback	5	383,026	0.03	76,605	10.693	179.16	587	82.3
20-Year Fixed	24	3,011,457	0.22	125,477	8.164	239.65	609	79.3
25-Year Fixed	12	2,283,407	0.17	190,284	7.988	298.60	596	78.5
30-Year Fixed	1,084	181,305,179	13.49	167,256	8.119	359.41	606	78.1
30-Year Fixed - Credit Comeback	127	18,030,493	1.34	141,972	9.017	359.29	593	77.7
40-Year Fixed	171	38,862,793	2.89	227,268	7.828	479.21	602	78.3
40-Year Fixed - Credit Comeback	16	4,163,498	0.31	260,219	8.709	479.04	592	78.8
30-Year Fixed - 60-month Interest Only	106	26,605,297	1.98	250,993	7.575	359.48	638	81.4
30/15-Year Fixed Balloon	3	605,664	0.05	201,888	8.212	179.65	653	63.9
40/30-Year Fixed Balloon	13	3,162,612	0.24	243,278	8.051	359.00	611	73.8
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	4,385	$875,391,994	65.13%	$199,633	8.167%	359.44	623	80.9%
ARM 480	784	185,618,227	13.81	236,758	8.350	479.44	583	79.3
Fixed 120	2	213,647	0.02	106,823	8.729	119.23	671	72.5
Fixed 180	45	5,350,402	0.40	118,898	8.517	179.32	606	71.1
Fixed 240	24	3,011,457	0.22	125,477	8.164	239.65	609	79.3
Fixed 300	12	2,283,407	0.17	190,284	7.988	298.60	596	78.5
Fixed 360	1,330	229,103,581	17.05	172,258	8.126	359.40	608	78.4
Fixed 480	187	43,026,291	3.20	230,087	7.913	479.20	601	78.3
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	37	$1,777,433	0.13%	$48,039	10.205%	344.11	589	63.3%
$50,000.01 - $75,000.00	561	35,678,090	2.65	63,597	9.828	361.65	592	80.8
$75,000.01 - $100,000.00	793	70,292,531	5.23	88,641	9.063	366.13	597	79.8
$100,000.01 - $150,000.00	1,727	215,557,267	16.04	124,816	8.658	371.32	604	80.2
$150,000.01 - $200,000.00	1,287	224,617,562	16.71	174,528	8.334	377.04	609	80.0
$200,000.01 - $250,000.00	715	159,648,209	11.88	223,284	8.127	381.06	611	80.0
$250,000.01 - $300,000.00	423	116,172,082	8.64	274,638	7.992	381.45	613	80.5
$300,000.01 - $350,000.00	331	107,690,394	8.01	325,349	7.792	384.92	616	79.3
$350,000.01 - $400,000.00	309	116,111,632	8.64	375,766	7.770	385.10	625	80.2
$400,000.01 - $450,000.00	217	91,862,475	6.84	423,329	7.582	391.48	619	80.2
$450,000.01 - $500,000.00	160	76,186,613	5.67	476,166	7.828	378.40	624	80.9
$500,000.01 - $550,000.00	73	38,376,375	2.86	525,704	7.610	379.25	635	82.5
$550,000.01 - $600,000.00	50	28,794,971	2.14	575,899	7.647	378.63	648	82.8
$600,000.01 - $650,000.00	39	24,384,167	1.81	625,235	7.716	375.00	636	81.3
$650,000.01 - $700,000.00	13	8,844,181	0.66	680,322	8.225	400.89	618	76.1
$700,000.01 - $750,000.00	10	7,306,086	0.54	730,609	7.739	371.26	651	82.3
$750,000.01 - $800,000.00	11	8,609,050	0.64	782,641	7.454	414.36	639	75.4
$800,000.01 - $850,000.00	4	3,318,500	0.25	829,625	7.663	359.75	591	69.0
$850,000.01 - $900,000.00	2	1,734,400	0.13	867,200	7.719	359.50	674	71.9
Greater than $900,000.00	7	7,036,988	0.52	1,005,284	7.712	376.96	637	68.3
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	89	$11,199,963	0.83%	$125,842	9.234%	360.00	598	85.5%
Alaska	19	3,329,991	0.25	175,263	9.401	373.88	610	80.0
Arizona	295	60,615,421	4.51	205,476	8.089	383.37	622	79.7
Arkansas	25	3,463,503	0.26	138,540	9.060	392.57	573	84.3
California	848	290,603,401	21.62	342,693	7.403	388.15	620	76.6
Colorado	122	23,221,528	1.73	190,340	8.170	372.56	627	85.2
Connecticut	101	21,253,241	1.58	210,428	8.285	397.57	604	81.0
Delaware	18	2,901,674	0.22	161,204	8.813	385.39	600	82.5
District of Columbia	21	5,639,338	0.42	268,540	8.112	384.26	600	70.2
Florida	872	176,373,102	13.12	202,263	8.249	376.76	616	79.3
Georgia	283	45,942,967	3.42	162,343	8.821	368.68	619	85.2
Hawaii	31	11,568,608	0.86	373,181	7.717	406.58	628	75.6
Idaho	58	10,094,670	0.75	174,046	8.236	379.21	607	80.8
Illinois	274	53,712,588	4.00	196,031	8.577	375.98	622	82.0
Indiana	106	12,432,194	0.93	117,285	8.985	369.92	604	85.1
Iowa	30	3,065,209	0.23	102,174	9.613	378.25	613	85.9
Kansas	37	4,330,414	0.32	117,038	8.925	364.23	604	86.4
Kentucky	73	8,342,879	0.62	114,286	8.873	369.73	598	85.6
Louisiana	71	8,254,640	0.61	116,263	9.067	363.14	598	82.7
Maine	17	2,419,312	0.18	142,312	8.262	368.03	604	75.7
Maryland	150	36,237,736	2.70	241,585	8.111	376.00	611	79.8
Massachusetts	81	20,453,233	1.52	252,509	7.998	377.87	598	75.1
Michigan	248	28,795,139	2.14	116,109	9.326	370.29	598	84.5
Minnesota	86	18,022,800	1.34	209,567	8.187	376.33	624	84.3
Mississippi	41	4,823,704	0.36	117,651	8.694	354.64	600	86.0
Missouri	111	13,963,646	1.04	125,799	8.785	375.15	600	85.0
Montana	19	3,847,377	0.29	202,494	8.143	359.41	614	75.0
Nebraska	9	895,782	0.07	99,531	9.152	375.97	601	92.2
Nevada	95	21,524,159	1.60	226,570	7.758	370.30	632	80.7
New Hampshire	30	5,432,787	0.40	181,093	8.199	373.14	595	79.7
New Jersey	176	43,791,986	3.26	248,818	8.219	386.01	610	77.4
New Mexico	45	7,576,548	0.56	168,368	8.318	378.24	612	81.9
New York	232	73,138,812	5.44	315,254	7.982	385.18	611	76.8
North Carolina	132	19,277,899	1.43	146,045	8.979	373.56	611	85.3
North Dakota	9	1,088,932	0.08	120,992	9.936	376.24	584	89.8
Ohio	136	15,190,393	1.13	111,694	9.018	365.00	606	83.5
Oklahoma	56	5,970,126	0.44	106,609	9.044	359.72	603	86.7
Oregon	81	16,667,704	1.24	205,774	7.923	385.95	630	81.6
Pennsylvania	189	24,479,860	1.82	129,523	8.673	372.78	594	81.2
Rhode Island	16	3,646,111	0.27	227,882	7.920	382.57	620	78.7
South Carolina	53	7,321,071	0.54	138,133	8.882	371.63	602	78.2
South Dakota	5	632,316	0.05	126,463	9.308	379.62	589	86.1
Tennessee	120	14,374,725	1.07	119,789	8.765	361.86	622	85.9
Texas	709	89,063,633	6.63	125,619	8.788	361.53	609	84.0
Utah	84	15,722,234	1.17	187,169	8.104	369.19	623	80.1
Vermont	6	936,962	0.07	156,160	9.963	359.35	588	81.6
Virginia	186	39,603,604	2.95	212,923	8.078	382.29	601	79.6
Washington	163	36,230,960	2.70	222,276	7.722	388.34	619	79.9
West Virginia	20	3,131,181	0.23	156,559	8.900	369.21	582	82.8
Wisconsin	71	10,302,057	0.77	145,099	8.795	375.56	616	84.5
Wyoming	20	3,090,885	0.23	154,544	8.287	357.48	608	80.0
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	229	$34,763,260	2.59%	$151,805	7.618%	382.92	613	39.4%
50.01 - 55.00	96	20,513,160	1.53	213,679	7.757	388.10	584	52.7
55.01 - 60.00	169	32,935,768	2.45	194,886	7.701	380.71	581	58.0
60.01 - 65.00	245	52,982,504	3.94	216,255	7.858	380.93	586	63.1
65.01 - 70.00	363	76,743,037	5.71	211,413	8.075	379.87	590	68.6
70.01 - 75.00	532	116,440,252	8.66	218,873	7.970	382.91	591	73.8
75.01 - 80.00	2,541	503,471,007	37.46	198,139	7.862	375.34	633	79.6
80.01 - 85.00	641	128,311,196	9.55	200,173	8.331	386.99	594	84.3
85.01 - 90.00	916	191,544,454	14.25	209,110	8.401	377.56	617	89.6
90.01 - 95.00	636	115,440,920	8.59	181,511	9.120	378.30	608	94.8
95.01 - 100.00	401	70,853,447	5.27	176,692	9.317	375.92	624	99.9
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	224	$34,042,650	2.53%	$151,976	7.631%	383.13	614	39.3%
50.01 - 55.00	97	20,556,060	1.53	211,918	7.756	387.12	586	52.4
55.01 - 60.00	165	31,658,495	2.36	191,870	7.704	382.16	579	58.0
60.01 - 65.00	244	53,060,569	3.95	217,461	7.850	380.90	586	63.1
65.01 - 70.00	357	75,469,466	5.62	211,399	8.074	380.21	589	68.5
70.01 - 75.00	480	106,182,991	7.90	221,215	8.002	384.10	586	73.7
75.01 - 80.00	1,021	214,295,938	15.94	209,888	7.933	382.58	607	79.0
80.01 - 85.00	634	127,952,337	9.52	201,818	8.320	387.07	594	84.2
85.01 - 90.00	954	201,120,535	14.96	210,818	8.358	377.17	618	88.9
90.01 - 95.00	679	123,740,131	9.21	182,239	9.034	377.04	613	93.8
95.01 - 100.00	1,914	355,919,833	26.48	185,956	8.117	371.36	646	83.9
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	1	$190,150	0.01%	$190,150	3.500%	357.00	721	48.7%
5.001 - 5.500	13	5,130,480	0.38	394,652	5.490	384.77	640	79.0
5.501 - 6.000	67	23,017,459	1.71	343,544	5.844	382.74	624	69.3
6.001 - 6.500	278	88,590,331	6.59	318,670	6.353	380.09	638	74.4
6.501 - 7.000	700	185,388,604	13.79	264,841	6.820	374.89	638	76.6
7.001 - 7.500	864	202,674,327	15.08	234,577	7.331	372.25	640	78.4
7.501 - 8.000	884	185,063,614	13.77	209,348	7.809	379.78	619	79.7
8.001 - 8.500	817	152,754,608	11.37	186,970	8.306	382.74	609	80.6
8.501 - 9.000	890	159,318,444	11.85	179,009	8.787	382.52	605	81.6
9.001 - 9.500	684	115,337,303	8.58	168,622	9.291	381.61	593	83.6
9.501 - 10.000	689	110,328,014	8.21	160,128	9.784	380.26	580	83.8
10.001 - 10.500	364	50,817,726	3.78	139,609	10.290	378.33	574	86.2
10.501 - 11.000	284	38,626,227	2.87	136,008	10.767	378.74	571	86.9
11.001 - 11.500	119	13,674,516	1.02	114,912	11.287	379.70	565	82.6
11.501 - 12.000	76	8,426,294	0.63	110,872	11.782	366.88	573	87.0
12.001 - 12.500	31	3,893,601	0.29	125,600	12.244	366.73	565	83.6
12.501 - 13.000	7	717,899	0.05	102,557	12.758	383.49	596	95.4
13.501 - 14.000	1	49,410	0.00	49,410	13.900	360.00	507	90.0
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	4,928	$936,737,991	69.70%	$190,085	8.200%	379.58	608	79.7%
Planned Unit Development	1,088	241,861,452	18.00	222,299	8.115	376.51	622	82.7
Low-Rise Condominium	458	88,052,594	6.55	192,255	8.160	373.04	634	80.0
Two Family Home	181	45,329,178	3.37	250,437	8.155	382.76	630	79.3
Three Family Home	41	12,691,715	0.94	309,554	7.876	397.27	651	69.6
High-Rise Condominium	31	9,625,051	0.72	310,486	8.260	368.99	644	79.7
Four Family Home	20	6,667,579	0.50	333,379	8.071	373.27	652	74.1
Manufactured Housing(1)	20	2,360,246	0.18	118,012	8.798	353.86	624	66.1
Condominium Hotel	1	453,200	0.03	453,200	7.000	360.00	689	80.0
Cooperative Housing	1	220,000	0.02	220,000	7.125	360.00	675	80.0
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	3,567	$766,001,872	56.99%	$214,747	8.060%	382.72	598	76.8%
Purchase	2,804	503,906,995	37.49	179,710	8.374	373.03	636	85.2
Refinance - Rate/Term	398	74,090,140	5.51	186,156	8.062	375.92	625	79.5
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	6,370	$1,272,774,344	94.70%	$199,808	8.162%	379.29	611	80.2%
Investment Property	337	57,150,281	4.25	169,585	8.489	370.32	667	78.3
Second Home	62	14,074,381	1.05	227,006	8.394	360.39	677	78.2
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	2	$213,647	0.02%	$106,823	8.729%	119.23	671	72.5%
121 - 180	45	5,350,402	0.40	118,898	8.517	179.32	606	71.1
181 - 300	36	5,294,864	0.39	147,080	8.088	265.07	603	79.0
301 - 360	5,715	1,104,495,575	82.18	193,263	8.158	359.43	620	80.4
Greater than 360	971	228,644,518	17.01	235,473	8.268	479.39	587	79.1
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	4,254	$771,790,448	57.42%	$181,427	8.076%	380.04	600	81.8%
Stated Income	2,082	477,229,385	35.51	229,217	8.558	380.33	619	78.7
Reduced	297	65,742,119	4.89	221,354	7.112	359.19	701	74.5
No Income/No Asset	62	12,908,862	0.96	208,207	7.114	363.90	716	68.3
Full/Alternative	41	9,002,234	0.67	219,567	6.808	358.55	668	71.7
No Ratio	18	3,508,255	0.26	194,903	7.272	358.84	720	74.1
Stated Income/Stated Asset	12	3,318,014	0.25	276,501	7.192	358.97	718	72.8
Preferred	3	499,689	0.04	166,563	6.991	359.70	726	52.1
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	11	$2,326,242	0.17%	$211,477	7.180%	359.41	809	62.3%
781 - 800	25	6,487,873	0.48	259,515	7.539	378.45	789	78.6
761 - 780	48	11,264,791	0.84	234,683	7.229	360.11	771	78.9
741 - 760	65	16,427,075	1.22	252,724	7.314	365.88	750	79.9
721 - 740	116	26,575,323	1.98	229,098	7.528	369.84	729	79.5
701 - 720	174	42,465,490	3.16	244,055	7.525	370.31	710	79.3
681 - 700	254	59,758,559	4.45	235,270	7.580	367.45	689	81.6
661 - 680	420	95,410,194	7.10	227,167	7.691	366.21	669	81.2
641 - 660	729	153,595,045	11.43	210,693	7.758	369.88	650	80.9
621 - 640	832	177,858,522	13.23	213,772	7.901	372.07	630	81.6
601 - 620	1,020	200,201,376	14.90	196,276	8.077	374.98	610	81.6
581 - 600	809	154,937,032	11.53	191,517	8.325	384.50	591	81.9
561 - 580	743	134,278,883	9.99	180,725	8.635	384.16	571	80.9
541 - 560	676	117,816,978	8.77	174,285	8.711	394.26	550	78.3
521 - 540	483	81,155,069	6.04	168,023	9.086	397.08	530	74.9
501 - 520	355	62,006,985	4.61	174,668	9.313	398.69	511	71.9
500 or Less	9	1,433,568	0.11	159,285	9.061	392.98	500	68.2
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	5,725	$1,142,907,881	85.04%	$199,635	8.094%	376.30	622	81.3%
A-	331	71,337,803	5.31	215,522	8.368	390.10	576	77.1
B	407	78,644,517	5.85	193,230	8.618	394.45	568	73.7
C	242	42,070,152	3.13	173,844	9.036	393.21	557	68.9
C-	30	4,073,639	0.30	135,788	9.611	379.11	559	66.6
D	34	4,965,015	0.37	146,030	9.391	396.90	540	58.0
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,018	$398,182,368	29.63%	$197,315	8.450%	373.40	623	79.4%
12	339	93,488,796	6.96	275,778	8.054	383.36	623	77.9
13	1	398,000	0.03	398,000	7.425	359.00	596	61.3
24	3,085	601,619,405	44.76	195,014	8.184	383.56	604	81.5
36	585	114,593,625	8.53	195,887	7.799	369.15	626	78.4
60	741	135,716,812	10.10	183,154	7.760	377.72	614	79.0
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	25	$8,044,846	0.76%	$321,794	8.216%	359.57	577	79.5%
13 - 18	18	1	79,513	0.01	79,513	8.950	354.00	583	95.0
19 - 24	23	4,351	875,328,499	82.50	201,179	8.367	383.51	606	81.5
25 - 31	31	3	443,415	0.04	147,805	7.618	355.00	666	86.5
32 - 37	35	277	54,220,915	5.11	195,743	7.933	368.85	627	78.8
38 or Greater	61	512	122,893,033	11.58	240,025	7.116	365.09	681	75.2
Total/Avg./Wtd. Avg.		5,169	$1,061,010,221	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	416	$91,874,659	8.66%	$220,853	7.081%	360.39	699	72.9%
3.001 - 4.000	25	3,630,171	0.34	145,207	8.305	363.90	647	81.7
4.001 - 5.000	94	19,733,753	1.86	209,934	7.653	376.51	630	79.3
5.001 - 6.000	530	112,037,040	10.56	211,391	7.939	383.18	612	78.1
6.001 - 7.000	3,295	672,587,841	63.39	204,124	8.176	381.65	609	81.2
7.001 - 8.000	708	142,098,668	13.39	200,704	9.108	384.77	597	84.3
8.001 - 9.000	89	17,087,122	1.61	191,990	9.565	393.15	593	83.5
9.001 - 10.000	7	982,503	0.09	140,358	10.728	359.32	583	87.9
10.001 - 11.000	4	877,664	0.08	219,416	11.085	423.36	523	74.5
Greater than 13.000	1	100,800	0.01	100,800	8.125	360.00	645	80.0
Total/Avg./Wtd. Avg.	5,169	$1,061,010,221	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.211%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$190,150	0.02%	$190,150	3.500%	357.00	721	48.7%
10.501 - 11.000	5	1,068,999	0.10	213,800	5.871	359.70	681	33.2
11.001 - 11.500	25	6,460,481	0.61	258,419	6.353	359.06	685	55.0
11.501 - 12.000	112	23,269,660	2.19	207,765	6.821	359.37	691	71.5
12.001 - 12.500	190	46,440,957	4.38	244,426	6.998	364.45	690	76.9
12.501 - 13.000	142	40,851,875	3.85	287,689	6.383	377.58	653	73.5
13.001 - 13.500	277	79,700,282	7.51	287,727	6.669	376.81	636	76.1
13.501 - 14.000	455	124,853,614	11.77	274,404	7.021	381.17	627	77.9
14.001 - 14.500	487	115,494,650	10.89	237,155	7.468	378.13	620	79.2
14.501 - 15.000	631	131,154,091	12.36	207,851	7.952	383.45	614	80.5
15.001 - 15.500	601	115,061,788	10.84	191,451	8.456	383.44	606	81.7
15.501 - 16.000	688	127,987,767	12.06	186,029	8.927	386.24	603	82.7
16.001 - 16.500	510	89,173,121	8.40	174,849	9.379	386.16	592	84.7
16.501 - 17.000	487	81,069,541	7.64	166,467	9.855	380.97	585	85.5
17.001 - 17.500	251	36,182,264	3.41	144,152	10.321	378.48	581	88.4
17.501 - 18.000	165	24,053,692	2.27	145,780	10.785	381.89	573	88.9
18.001 - 18.500	79	9,643,660	0.91	122,072	11.292	382.87	563	84.5
18.501 - 19.000	40	5,412,882	0.51	135,322	11.770	373.11	576	88.0
19.001 - 19.500	16	2,231,440	0.21	139,465	12.285	373.27	579	86.0
Greater than 19.500	7	709,309	0.07	101,330	12.856	383.77	589	94.7
Total/Avg./Wtd. Avg.	5,169	$1,061,010,221	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.916%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	37	$9,837,009	0.93%	$265,865	8.319%	365.29	577	79.1%
1.500	3,802	766,853,130	72.28	201,697	8.304	382.36	608	81.8
2.000	54	10,892,891	1.03	201,720	7.417	360.86	671	69.6
3.000	877	185,127,603	17.45	211,092	8.319	384.20	607	79.4
5.000	301	67,128,386	6.33	223,018	7.082	359.84	696	72.8
6.000	98	21,171,203	2.00	216,033	7.210	359.92	715	77.4
Total/Avg./Wtd. Avg.	5,169	$1,061,010,221	100.00%
____________
(1) The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.073%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.125	3	$505,100	0.05%	$168,367	7.641%	383.60	564	71.7%
0.500	1	147,250	0.01	147,250	8.500	360.00	601	95.0
1.000	845	169,452,832	15.97	200,536	8.490	382.97	606	79.5
1.500	3,930	803,477,179	75.73	204,447	8.261	382.13	609	81.7
2.000	389	87,196,741	8.22	224,156	7.069	359.90	700	72.7
5.000	1	231,120	0.02	231,120	6.500	359.00	687	80.0
Total/Avg./Wtd. Avg.	5,169	$1,061,010,221	100.00%
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.461%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	408	$90,031,981	8.49%	$220,667	7.067%	359.84	701	72.9%
3.001 - 4.000	10	1,954,411	0.18	195,441	7.311	358.00	698	84.0
4.001 - 5.000	9	1,746,814	0.16	194,090	7.825	358.78	719	73.0
5.001 - 6.000	74	26,859,279	2.53	362,963	5.811	384.20	628	72.7
6.001 - 7.000	553	165,210,870	15.57	298,754	6.649	379.33	626	77.0
7.001 - 8.000	1,093	248,275,467	23.40	227,150	7.589	381.43	620	79.9
8.001 - 9.000	1,253	242,123,780	22.82	193,235	8.557	385.73	607	81.8
9.001 - 10.000	1,124	192,814,321	18.17	171,543	9.530	382.99	589	84.4
Greater than 10.000	645	91,993,298	8.67	142,625	10.722	380.30	574	87.4
Total/Avg./Wtd. Avg.	5,169	$1,061,010,221	100.00%
____________
(1) The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.779%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	10	$3,468,498	0.33%	$346,850	8.371%	359.00	565	78.7%
June 2007	11	3,476,548	0.33	316,050	8.108	360.00	577	78.6
July 2007	4	1,099,800	0.10	274,950	8.066	360.00	614	85.3
June 2008	1	79,513	0.01	79,513	8.950	354.00	583	95.0
July 2008	24	4,556,065	0.43	189,836	8.587	394.60	575	75.4
August 2008	19	4,052,254	0.38	213,277	9.155	379.78	634	85.0
September 2008	14	2,941,993	0.28	210,142	8.690	369.84	588	76.8
October 2008	122	21,586,333	2.03	176,937	8.819	379.05	602	79.6
November 2008	1,852	372,824,083	35.14	201,309	8.351	384.84	603	81.2
December 2008	1,662	339,445,023	31.99	204,239	8.331	383.13	610	81.8
January 2009	658	129,922,748	12.25	197,451	8.394	381.44	606	81.8
July 2009	3	443,415	0.04	147,805	7.618	355.00	666	86.5
August 2009	7	1,187,283	0.11	169,612	7.932	356.00	654	75.9
September 2009	18	2,804,794	0.26	155,822	8.385	357.00	639	68.0
October 2009	42	5,003,742	0.47	119,137	9.144	359.69	605	79.8
November 2009	96	20,588,632	1.94	214,465	7.825	371.79	626	78.1
December 2009	87	17,962,815	1.69	206,469	7.588	368.14	640	81.1
January 2010	27	6,673,650	0.63	247,172	8.095	375.85	605	79.0
July 2011	4	1,033,511	0.10	258,378	7.466	355.00	711	75.6
August 2011	6	909,973	0.09	151,662	7.570	356.00	717	77.6
September 2011	16	3,419,494	0.32	213,718	6.688	357.00	701	74.2
October 2011	54	10,905,472	1.03	201,953	7.237	362.32	709	75.5
November 2011	186	46,199,646	4.35	248,385	7.106	367.96	677	75.3
December 2011	190	45,794,919	4.32	241,026	7.220	362.91	679	77.8
January 2012	42	11,371,781	1.07	270,757	6.854	370.57	667	72.9
October 2013	2	366,511	0.03	183,256	7.311	358.00	756	64.6
November 2013	1	134,626	0.01	134,626	6.500	359.00	691	80.0
December 2013	1	285,600	0.03	285,600	7.250	360.00	660	80.0
October 2016	1	294,000	0.03	294,000	6.250	358.00	621	42.0
November 2016	3	560,000	0.05	186,667	6.569	359.00	693	43.7
December 2016	3	867,000	0.08	289,000	6.452	360.00	744	25.6
January 2017	3	750,500	0.07	250,167	5.983	360.00	683	32.7
Total/Avg./Wtd. Avg.	5,169	$1,061,010,221	100.00%
____________
(1) The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is April 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	5,194	$927,542,762	69.01%	$178,580	8.479%	387.35	598	79.9%
24	2	211,200	0.02	105,600	8.852	356.20	610	80.0
36	9	1,745,070	0.13	193,897	6.797	357.91	677	64.7
60	1,188	320,444,518	23.84	269,734	7.646	359.46	637	82.3
84	1	187,462	0.01	187,462	7.250	358.00	806	50.0
120	375	93,867,994	6.98	250,315	7.048	359.55	686	74.8
Total/Avg./Wtd. Avg.	6,769	$1,343,999,006	100.00%